UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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TREMOR VIDEO, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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TREMOR VIDEO, INC.

53 West 23rd Street, 12th floor

 New York, New York 10010

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held On June 16, 2014

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of TREMOR VIDEO, INC., a Delaware corporation, referred to as the Company.  The meeting will be held on Monday, June 16, 2014 at 10:00 a.m. local time at the offices of Cooley LLP, 1114 Avenue of the Americas, 46th Floor, New York, New York 10036 for the following purposes:

1.              To elect the Board of Director’s nominee, Warren Lee, to the  Board of Directors to hold office until the 2017 Annual Meeting of Stockholders.

2.              To approve the Tremor Video, Inc. 2014 Employee Stock Purchase Plan.

3.              To ratify the selection by the Audit Committee of the Board of Directors of Ernst & Young LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2014.

4.              To conduct any other business properly brought before the meeting.

These items of business are more fully described in the Proxy Statement accompanying this Notice.

The record date for the Annual Meeting is April 21, 2014.  Only stockholders of record at the close of business on that date may vote at the meeting or any adjournment thereof.

By Order of the Board of Directors

Adam Lichstein
Senior Vice President, Chief Operating Officer, General Counsel and Secretary

New York, New York
April 29, 2014

You are cordially invited to attend the Annual Meeting in person. Whether or not you expect to attend the Annual Meeting, please vote over the telephone or internet, or, if you receive a paper proxy card by mail, by completing and returning the proxy card mailed to you, as promptly as possible in order to ensure your representation at the Annual Meeting. Voting instructions are provided in the Notice of Internet Availability of Proxy Materials or, if you receive a paper proxy card by mail, the instructions are printed on your proxy card and included in the accompanying Proxy Statement. Even if you have voted by proxy, you may still vote in person if you attend the Annual Meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the Annual Meeting, you must obtain a proxy issued in your name from that record holder.

TREMOR VIDEO, INC.
53 West 23rd Street, 12th floor
New York, New York 10010

PROXY STATEMENT

FOR THE 2014 ANNUAL MEETING OF STOCKHOLDERS

To Be Held On June 16, 2014

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING

Why did I receive a notice regarding the availability of proxy materials on the internet?

Pursuant to rules adopted by the Securities and Exchange Commission, or the SEC, we have elected to provide access to our proxy materials over the internet. Accordingly, we have sent you a Notice of Internet Availability of Proxy Materials, or the Notice, because the Board of Directors, or the Board, of Tremor Video, Inc., or the Company, is soliciting your proxy to vote at the 2014 Annual Meeting of Stockholders, or the Annual Meeting, including at any adjournments or postponements of the meeting.  The Notice contains instructions about how to access our proxy materials online and vote online or by telephone.  All stockholders will have the ability to access the proxy materials at the website referred to in the Notice or request to receive a printed set of the proxy materials, including a proxy card.  Instructions on how to request a printed copy of the proxy materials may be found in the Notice.

The Notice was mailed on April 29, 2014 to all stockholders of record entitled to vote at the Annual Meeting.

Will I receive any other proxy materials by mail?

We may send you a proxy card, along with a second Notice, on or after May 9, 2014.

How do I attend the Annual Meeting?

The meeting will be held on Monday, June 16, 2014 at 10:00 a.m. local time at the offices of Cooley LLP, 1114 Avenue of the Americas, 46th Floor, New York, New York 10036.  Information on how to vote in person at the Annual Meeting is discussed below.

Who can vote at the Annual Meeting?

Only stockholders of record at the close of business on April 21, 2014 will be entitled to vote at the Annual Meeting.  On this record date, there were 50,344,509 shares of common stock outstanding and entitled to vote.

Stockholder of Record:  Shares Registered in Your Name

If on April 21, 2014 your shares were registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, LLC, then you are a stockholder of record.  As a stockholder of record, you may vote in person at the meeting or vote by proxy by returning and completing a proxy card or voting over the telephone or the internet.  Whether or not you plan to attend the meeting, we urge you to vote by returning and completing a proxy card or by voting over the telephone or internet to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

If on April 21, 2014 your shares were held, not in your name, but rather in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and the Notice is being forwarded to you by that organization.  As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account.  You are also invited to attend the Annual Meeting.  However, since you are not the stockholder of record, you may not vote your shares in person at the meeting unless you request and obtain a valid proxy from your broker or other agent.

What am I voting on?

There are three matters scheduled for a vote:

•      Election of one director;

•                  Approval of the Tremor Video, Inc. 2014 Employee Stock Purchase Plan, or the ESPP; and

•                  Ratification of the selection by the Audit Committee of the Board of Ernst & Young LLP as independent registered public accounting firm of the Company for its fiscal year ending December 31, 2014.

What if another matter is properly brought before the meeting?

The Board knows of no other matters that will be presented for consideration at the Annual Meeting.  If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on those matters in accordance with their best judgment.

How do I vote?

You may either vote “For” the nominee to the Board or you may “Withhold” your vote for such nominee.  For each of the other matters to be voted on, you may vote “For” or “Against” or abstain from voting.

The procedures for voting are fairly simple:

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may vote in person at the Annual Meeting, vote by proxy over the telephone or internet or vote by proxy using a proxy card that you may request or that we may elect to deliver at a later time.  Whether or not you plan to attend the meeting, we urge you to vote by returning and completing a proxy card or by voting over the telephone or internet to ensure your vote is counted.  You may still attend the meeting and vote in person even if you have already voted by proxy.

➢    To vote in person, come to the Annual Meeting and we will give you a ballot when you arrive.

➢              To vote using the proxy card, simply complete, sign and date the proxy card that you may request or that we may elect to deliver and return it promptly in the envelope provided.  If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct.

➢              To vote over the telephone, dial toll-free 1-800-690-6903 using a touch-tone phone and follow the recorded instructions.  You will be asked to provide the company number and control number from the Notice.  Your telephone vote must be received by 11:59 p.m. eastern time on June 15, 2014 to be counted.

➢              To vote through the internet, go to www.proxyvote.com to complete an electronic proxy card.  You will be asked to provide the company number and control number from the Notice.  Your internet vote must be received by 11:59 p.m. eastern time on June 15, 2014 to be counted.

Beneficial Owner:  Shares Registered in the Name of Broker or Bank

If you are a beneficial owner of shares registered in the name of your broker, bank, or other agent, you should have received a notice containing voting instructions from that organization rather than from Tremor Video.  Simply follow the voting instructions in such notice to ensure that your vote is counted.  To vote in person at the Annual Meeting, you must obtain a valid proxy from your broker, bank or other agent.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of common stock you own as of April 21, 2014.

What happens if I do not vote?

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record and do not vote by proxy by returning and completing a proxy card or voting over the telephone or the internet, or in person at the Annual Meeting, your shares will not be voted.

Beneficial Owner:  Shares Registered in the Name of Broker or Bank

If you are a beneficial owner and do not instruct your broker, bank or other nominee how to vote your shares, the question of whether your broker, bank or nominee will still be able to vote your shares depends on whether the New York Stock Exchange, or NYSE, deems the particular proposal to be a “routine” matter.  Brokers, banks and nominees can use their discretion to vote “uninstructed” shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters.  Under the rules and interpretations of the NYSE, “non-routine” matters are matters that may substantially affect the rights or privileges of stockholders, such as mergers, stockholder proposals, elections of directors (even if not contested), executive compensation (including any advisory stockholder votes on executive compensation and on the frequency of stockholder votes on executive compensation), and certain corporate governance proposals, even if management-supported.  Accordingly, your broker, bank or nominee may not vote your shares on Proposal 1 or 2 without your instructions, but may vote your shares on Proposal 3.

What if I return a proxy card or otherwise vote but do not make specific choices?

If you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted, as applicable, “For” the election of the nominee to the Board, “For” the approval of the ESPP, and “For” the ratification of Ernst & Young LLP as our registered public accounting firm for the fiscal year ended December 31, 2014.  If any other matter is properly presented at the meeting, your proxyholder (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.

Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies.  In addition to these proxy materials, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication.  Directors and employees will not be paid any additional compensation for soliciting proxies.  We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

What does it mean if I receive more than one Notice?

If you receive more than one Notice your shares may be registered in more than one name or in different accounts.  Please follow the voting instructions on each Notice to ensure that all of your shares are voted.

Can I change my vote after submitting my proxy?

Stockholder of Record: Shares Registered in Your Name

Yes.  You can revoke your vote at any time before the final vote at the meeting.  If you are the record holder of your shares, you may revoke your vote in any one of the following ways:

➢              You may submit another properly completed proxy card with a later date.

➢              You may subsequently vote by telephone or through the internet.

➢              You may send a timely written notice that you are revoking your vote to the Company’s Secretary at Tremor Video, Inc., 53 West 23rd Street, 12th floor, New York, New York 10010.

➢              You may attend the Annual Meeting and vote in person.  Simply attending the meeting will not, by itself, revoke your vote.

Your most current proxy card or telephone or internet vote is the one that is counted.

Beneficial Owner:  Shares Registered in the Name of Broker or Bank

If your shares are held by a broker, bank or other nominee you should follow the instructions provided by your broker, bank or nominee.

When are stockholder proposals and director nominations due for next year’s annual meeting?

To be considered for inclusion in next year’s proxy materials, your proposal must be submitted in writing by December 30, 2014, to the Company’s Secretary at Tremor Video, Inc., 53 West 23rd Street, 12th floor, New York, New York 10010, and you must comply with all applicable requirements of Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended, or the Exchange Act.

Pursuant to our Bylaws, if you wish to bring a proposal before the stockholders or nominate a director at the 2015 Annual Meeting of Stockholders, but you are not requesting that your proposal or nomination be included in next year’s proxy materials, you must notify our Corporate Secretary, in writing, not later than the close of business on March 18, 2015 nor earlier than the close of business on February 16, 2015. However, if our 2015 Annual Meeting of Stockholders is not held between May 17, 2015 and July 16, 2015, to be timely, notice by the stockholder must be received not earlier than the close of business on the 120th day prior to the 2015 Annual Meeting of Stockholders and not later than the close of business on the later of the 90th day prior to the 2015 Annual Meeting of Stockholders or the 10th day following the day on which public announcement of the date of the 2015 Annual Meeting of Stockholders is first made. You are also advised to review our Bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations.

How are votes counted?

Votes will be counted by the inspector of election appointed for the meeting, who will separately count, for the proposal to elect directors, votes “For,” “Withhold” and broker non-votes; and, with respect to other proposals, votes  “For” and “Against,” abstentions and, if applicable, broker non-votes.  Abstentions will be counted towards the vote total for Proposal 2 and Proposal 3 and will have the same effect as “Against” votes.  Broker non-votes will not be counted towards the vote total for any proposal.

What are “broker non-votes”?

As discussed above, when a beneficial owner of shares held in “street name” does not give instructions to the broker, bank or nominee holding the shares as to how to vote on matters deemed by the NYSE to be “non-routine,”  the broker, bank or nominee cannot vote the shares. These unvoted shares are counted as “broker non-votes.”

How many votes are needed to approve each proposal?

➢              For the election of directors, the nominee receiving the most “For” votes from the holders of shares present in person or represented by proxy and entitled to vote on the election of directors will be elected. Only votes “For” or “Withheld” will affect the outcome. Broker non-votes will have no effect.

➢              To be approved, Proposal No. 2, approval of the ESPP, must receive “For” votes from the holders of a majority of shares present in person or represented by proxy and entitled to vote on the matter.  If you “Abstain” from voting, it will have the same effect as an “Against” vote.

➢              To be approved, Proposal No. 3, ratification of the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal year ended December 31, 2014, must receive “For” votes from the holders of a majority of shares present in person or represented by proxy and entitled to vote on the matter.  If you “Abstain” from voting, it will have the same effect as an “Against” vote.

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid meeting.  A quorum will be present if stockholders holding at least a majority of the outstanding shares entitled to vote are present at the meeting in person or represented by proxy.  On the record date, there were 50,344,509 shares outstanding and entitled to vote. Thus, the holders of 25,172,255 shares must be present in person or represented by proxy at the meeting to have a quorum.

Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote in person at the meeting.  Abstentions and broker non-votes will be counted towards the quorum requirement.  If there is no quorum, the holders of a majority of shares present at the meeting in person or represented by proxy may adjourn the meeting to another date.

How can I find out the results of the voting at the Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting.  In addition, final voting results will be published in a current report on Form 8-K that we expect to file within four business days after the Annual Meeting.  If final voting results are not available to us in time to file a Form 8-K within four business days after the meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.

PROPOSAL 1

ELECTION OF DIRECTORS

Our Board is divided into three classes.  Each class consists, as nearly as possible, of one-third of the total number of directors, and each class has a three-year term. Vacancies on the Board may be filled only by persons elected by a majority of the remaining directors. A director elected by the Board to fill a vacancy in a class, including vacancies created by an increase in the number of directors, shall serve for the remainder of the full term of that class and until the director’s successor is duly elected and qualified.

The Board presently has six members.  There are two directors in the class whose term of office expires on the date of our 2014 Annual Meeting. Randall Glein, whose term will expire on the date of our Annual Meeting, has informed the Company that he will not be standing for reelection. The nominee listed below is currently a director of the Company. If elected at the Annual Meeting, this nominee would serve until the 2017 annual meeting and until his successor has been duly elected and qualified, or, if sooner, until the director’s death, resignation or removal. It is the Company’s policy to encourage directors and nominees for director to attend the Annual Meeting.

Directors are elected by a plurality of the votes of the holders of shares present in person or represented by proxy and entitled to vote on the election of directors.  Accordingly, the nominee receiving the highest number of affirmative votes will be elected.  Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the nominee named below. If the nominee becomes unavailable for election as a result of an unexpected occurrence, shares that would have been voted for that nominee will instead will be voted for the election of a substitute nominee proposed by the Company. The nominee has agreed to serve if elected.  The Company’s management has no reason to believe that the nominee will be unable to serve.

The following is a brief biography of our nominee for re-election and each director whose term will continue after the Annual Meeting.

NOMINEE FOR ELECTION FOR A THREE-YEAR TERM EXPIRING AT THE 2017 ANNUAL MEETING

Warren Lee, age 44, has served as a member of our Board since September 2006. Since June 2011, he has served as a General Partner of Canaan Partners, a venture capital firm. From July 2005 until June 2011, he served in various capacities at Canaan Partners including Principal then Partner. He currently also serves on the boards of directors of several private technology companies. Mr. Lee received a B.S. in computer science and a B.A. in economics from Stanford University and an M.B.A. from The Wharton School of the University of Pennsylvania. The Board believes that Mr. Lee’s experience in digital media and internet investments allows him to make valuable contributions to our Board.

THE BOARD RECOMMENDS

A VOTE IN FAVOR OF THE NAMED NOMINEE.

DIRECTORS CONTINUING IN OFFICE UNTIL THE 2015 ANNUAL MEETING

Rachel Lam, age 46, has served as a member of our Board since May 2013.  Since 2003, Ms. Lam has served as Group Managing Director of the Time Warner Investments Group, the strategic investing arm of Time Warner Inc.  Ms. Lam currently serves on the boards of directors of Simulmedia, Inc., CrowdStar, Inc., Maker Studios, Inc. and iSocket, Inc.  Ms. Lam received a B.S degree in industrial engineering and operations research from U.C. Berkeley and an M.B.A. degree from Harvard Business School.  The Board believes that Ms. Lam’s experience with digital media and technology companies allows her to make valuable contributions to our Board.

James Rossman, age 48, has served as a member of our Board since January 2011, and served as Chairman of the Board from August 2012 to May 2013. Mr. Rossman currently serves as Special Advisor to General Atlantic LLC. From April 2009 to June 2012, he served as President and Chief Operating Officer of AKQA Inc., a digital services company. From April 2001 to March 2009, Mr. Rossman served as Chief Operating Officer of Digitas, Inc., an integrated advertising agency and a member of the Publicis Groupe, S.A. Mr. Rossman received a B.A. in economics from Trinity College and an M.B.A. from the Kellogg School of Management at Northwestern University. The Board believes that Mr. Rossman’s experience in marketing and advertising allows him to make valuable contributions to our Board.

DIRECTORS CONTINUING IN OFFICE UNTIL THE 2016 ANNUAL MEETING

William Day, age 49, has served as our Chief Executive Officer and as a member of our Board since December 2010.  From September 2008 to December 2010, Mr. Day served as the Chief Executive Officer of ScanScout, Inc., or ScanScout, until ScanScout merged with us in December 2010.  From August 2007 to September 2008, Mr. Day served as Chief Media Officer of Marchex, Inc., a local consumer search and merchant ad platform.  Mr. Day co-founded About.com, Inc. in June 1996 and served at the company in a variety of capacities through December 2003, including as its President and Chief Executive Officer.   Mr. Day holds a B.S. in mechanical engineering from Yale University and an M.B.A. from The Wharton School of the University of Pennsylvania.  The Board believes that Mr. Day should serve on our Board due to his extensive knowledge of our business, his experience in founding and building technology companies as well as his corporate vision and operational knowledge, which provide strategic guidance to our Board.

Robert Schechter, age 65, has served as a member of our Board since June 2013. From 1995 to 2008, he served as the Chief Executive Officer of NMS Communications Corporation (now known as LiveWire Mobile, Inc.), a global provider of hardware and software solutions for the communications industry, and served as the chairman of its board of directors from 1996 to 2008. He currently serves on the board of directors of PTC Inc., a provider of software solutions and related services for product development, where he is the chair of the audit committee and a member of the compensation committee. He also currently serves on the board of directors of EXA Corp, a developer of computational fluid dynamics solutions, as well as another company that is privately held. Mr. Schechter received a B.S. degree from Rensselaer Polytechnic Institute and an M.B.A. from the Wharton School of the University of Pennsylvania. The Board believes that Mr. Schechter’s prior management, international operating, financial and sales and marketing experience as a senior executive at publicly traded companies as well as his current and past service on the board of directors of a range of public and private companies allows him to make valuable contributions to our Board.

INFORMATION REGARDING THE BOARD AND CORPORATE GOVERNANCE

INDEPENDENCE OF THE BOARD

As required under the NYSE listing standards, a majority of the members of a listed company’s board of directors must qualify as “independent,” as affirmatively determined by the board of directors.  The Board consults with the Company’s counsel to ensure that the Board’s determinations are consistent with relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent listing standards of the NYSE, as in effect from time to time.

Consistent with these considerations, after review of all relevant identified transactions or relationships between each director, or any of his or her family members, and the Company, its senior management and its independent auditors, the Board has affirmatively determined that the following directors are independent directors within the meaning of the applicable NYSE listing standards and our Corporate Governance Guidelines: Mr. Glein (whose term will expire at the 2014 Annual Meeting), Ms. Lam, Mr. Lee, Mr. Rossman, and Mr. Schechter.  In making this determination, the Board found that none of these directors or nominees for director had a material or other disqualifying relationship with the Company.  Mr. Day is not considered independent because he is an executive officer of the Company.

BOARD LEADERSHIP STRUCTURE

Currently, our Chief Executive Officer serves on our Board and our Board does not have a chairman.  Our corporate governance guidelines provide that one of our independent directors shall serve as a lead independent director at any time when an independent director is not serving as the chairman of the Board.  Accordingly, our Board appointed Mr. Lee to serve as our lead independent director, effective as of the closing of our initial public offering on July 2, 2013. As lead independent director, Mr. Lee is responsible for presiding over periodic meetings of our independent directors, coordinating activities of the independent directors and performing such additional duties as our Board may otherwise determine and delegate.

ROLE OF THE BOARD IN RISK OVERSIGHT

One of the Board’s key functions is informed oversight of our risk management process. The Board does not have a standing risk management committee, but rather administers this oversight function directly through the Board as a whole, as well as through various Board standing committees that address risks inherent in their respective areas of oversight. In particular, our Board is responsible for monitoring and assessing strategic risk exposure, including a determination of the nature and level of risk appropriate for us. Our Audit Committee has the responsibility to review and discuss with management and Ernst & Young LLP, as appropriate, our guidelines and policies with respect to risk assessment and risk management, including our major financial risk exposures and the steps taken by management to monitor and control these exposures. Our Nominating and Corporate Governance Committee is responsible for developing our corporate governance principles, and periodically reviews these principles and their application. Our Compensation Committee reviews our practices and policies of employee compensation as they relate to risk management and risk-taking incentives, to determine whether such compensation policies and practices are reasonably likely to have a material adverse effect on us.

MEETINGS OF THE BOARD

The Board met ten times during the last fiscal year.  Each Board member attended 75% or more of the aggregate number of meetings of the Board and of the committees on which he or she served, held during the portion of the last fiscal year for which he or she was a director or committee member.

INFORMATION REGARDING COMMITTEES OF THE BOARD

The Board has three committees: an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee.  The following table provides membership and meeting information for fiscal 2013 for each of the Board committees:

Name	Audit	Compensation	Nominating and Corporate Governance
Randall Glein	X		X
Rachel Lam	X
Warren Lee		X	X*
James Rossman		X*
Robert Schechter	X*

Total meetings in fiscal 2013	6	5(1)	0(2)

*                 Committee Chairperson

(1)         In addition to holding five meetings during 2013, the Compensation Committee acted by unanimous written consent five times during 2013.

(2)        The Nominating and Corporate Governance Committee acted by unanimous written consent once during 2013.

Below is a description of each committee of the Board.

Each of the committees has authority to engage legal counsel or other experts or consultants, as it deems appropriate to carry out its responsibilities.  The Board has determined that each member of each committee meets the applicable NYSE rules and regulations regarding “independence” and each member is free of any relationship that would impair his or her individual exercise of independent judgment with regard to the Company.

Effective as of the expiration of Mr. Glein’s term as a director at the Annual Meeting, to fill the vacancies resulting from Mr. Glein’s departure from our Board, Mr. Rossman will be appointed to our nominating and corporate governance committee and, assuming the reelection of Mr. Lee by our stockholders at the Annual Meeting, Mr. Lee will be appointed to our audit committee.

Audit Committee

The Audit Committee of the Board was established by the Board in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, to oversee the Company’s corporate accounting and financial reporting processes and audits of its financial statements.  For this purpose, the Audit Committee performs several functions.  The Audit Committee evaluates the performance of and assesses the qualifications of the independent auditors; determines and approves the engagement of the independent auditors; determines whether to retain or terminate the existing independent auditors or to appoint and engage new independent auditors; reviews and approves the retention of the independent auditors to perform any proposed permissible non-audit services; monitors the rotation of partners of the independent auditors on the Company’s audit engagement team as required by law; review and approves or rejects transactions between the company and any related persons; confers with management and the independent auditors regarding the effectiveness of internal controls over financial reporting; establishes procedures, as required under applicable law, for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters; and meets to review the Company’s annual audited financial statements and quarterly financial statements with management and the independent auditor, including a review of the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

The Audit Committee is currently composed of three directors: Mr. Glein, Ms. Lam and Mr. Schechter.   Following the Annual Meeting Mr. Glein will no longer serve as a member of the Audit Committee and, assuming the reelection of Mr. Lee by our stockholders at the Annual Meeting, Mr. Lee will be appointed to fill this vacancy effective as of the Annual Meeting.  The Board has adopted a written Audit Committee charter that is available to stockholders on the Company’s website at  http://investor.tremorvideo.com/corporate-governance.

The Board reviews the NYSE listing standards definition of independence for Audit Committee members annually and has determined that all members of the Company’s Audit Committee are independent (as independence is currently defined in Section 303A.07(a) of the NYSE Listed Company Manual).

The Board has also determined that Mr. Schechter qualifies as an “audit committee financial expert,” as defined in applicable SEC rules. The Board made a qualitative assessment of Mr. Schechter’s level of knowledge and experience based on a number of factors, including his formal education and experience as a chief financial officer for public reporting companies.  In addition to the Company’s Audit Committee, Mr. Schechter also serves on the Audit Committees of PTC Inc.  The Board has determined that this simultaneous service does not impair Mr. Schechter’s ability to effectively serve on the Company’s Audit Committee.

Report of the Audit Committee of the Board(1)

The Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2013 with the management of the Company.  The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by Auditing Standard No. 16, Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board, or PCAOB.  The Audit Committee has also received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent accountants’ communications with the audit committee concerning independence, and has discussed with the independent registered public accounting firm the accounting firm’s independence.  Based on the foregoing, the Audit Committee has recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013.

Respectfully submitted,
The Audit Committee of the Board of Directors

Mr. Robert Schechter, Chair
Mr. Randall Glein
Ms. Rachel Lam

(1)         The material in this report is not “soliciting material,” is not deemed “filed” with the Commission and is not to be incorporated by reference in any filing of the Company under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

Compensation Committee

The Compensation Committee is composed of two directors: Mr. Lee and Mr. Rossman.  All members of the Company’s Compensation Committee are independent (as independence is currently defined in Section 303.A.02 of the NYSE Listed Company Manual).   The Board has adopted a written Compensation Committee charter that is available to stockholders on the Company’s website at http://investor.tremorvideo.com/corporate-governance.

The Compensation Committee of the Board acts on behalf of the Board to review, recommend for adoption, and oversee the Company’s compensation strategy, policies, plans and programs, including: reviewing and approving, or recommending that our Board approve, the compensation of our executive officers; reviewing and recommending to our Board the compensation of our directors; reviewing and approving, or recommending that our Board approve, the terms of compensatory arrangements with our executive officers; administering our stock and equity incentive plans; reviewing and approving, or recommending that our Board approve, incentive compensation and equity plans; and reviewing and establishing general policies relating to compensation and benefits of our employees and reviewing our overall compensation philosophy.

Compensation Committee Processes and Procedures

Typically, the Compensation Committee meets quarterly and with greater frequency if necessary.  The agenda for each meeting is usually developed by the Chair of the Compensation Committee, in consultation with the Chief Executive Officer and the General Counsel.  The Compensation Committee meets regularly in executive session.  However, from time to time, various members of management and other employees as well as outside advisors or consultants may be invited by the Compensation Committee to make presentations, to provide financial or other background information or advice or to otherwise participate in Compensation Committee meetings.  The Chief Executive Officer may not participate in, or be present during, any deliberations or determinations of the Compensation Committee regarding his compensation. The charter of the Compensation Committee grants the Compensation Committee full access to all books, records, facilities and personnel of the Company. In addition, under the charter, the Compensation Committee has the authority to obtain, at the expense of the Company, advice and assistance from internal and external legal, accounting or other advisors and other external resources that the Compensation Committee considers necessary or appropriate in the performance of its duties. The Compensation Committee has direct responsibility for the oversight of the work of any advisers engaged for the purpose of advising the Committee.  In particular, the Compensation Committee has the sole authority to retain compensation consultants to assist in its evaluation of executive and director compensation, including the authority to approve the consultant’s reasonable fees and other retention terms. Under the charter, the Compensation Committee may select, or receive advice from, a compensation consultant, legal counsel or other adviser to the compensation committee, other than in-house legal counsel and certain other types of advisers, only after taking into consideration six factors, prescribed by the SEC and NYSE that bear upon the adviser’s independence; however, there is no requirement that any adviser be independent.

During the past fiscal year, after taking into consideration the six factors prescribed by the SEC and NYSE, the Compensation Committee engaged Pay Governance LLC, or Pay Governance, as compensation consultants.  The Compensation Committee requested that Pay Governance:

•                  evaluate the efficacy of and assist in refining the Company’s overall compensation philosophy and practices, including as relates to the Company’s equity incentive and long term incentive plans, in supporting and reinforcing the Company’s long-term strategic goals; and

•                  review executive and outside director compensation in comparison to peer data and best market practices.

As part of its engagement, Pay Governance was requested by the Compensation Committee to develop a comparative group of public companies and to perform analysis of competitive performance and compensation levels for that group.  At the request of the Compensation Committee, Pay Governance also conducted individual interviews with members of the Compensation Committee and senior management to learn more about the Company’s business operations and strategy, key performance metrics and strategic goals, as well as the markets in which the Company competes.  Pay Governance ultimately developed broad based recommendations based on benchmarks that were presented to the Compensation Committee for its consideration, but did not make any specific recommendation for compensation levels.

Under its charter, the Compensation Committee may form, and delegate authority to, subcommittees as appropriate.  In 2014, the Board formed an Equity Compensation Committee, composed of Mr. Day, to which it delegated authority to grant, without any further action required by the Board or the Compensation Committee, 2014 annual equity awards to certain non-executive employees of the Company up to a defined value range, depending on the title of the employee.  Consistent with this authority, the Equity Compensation Committee made annual grants to certain of its non-executive employees in February 2014.  The Equity Compensation Committee is not currently authorized to make any additional grants of equity to employees.

Historically, the Compensation Committee has made most of the significant adjustments to annual compensation, determined bonus and equity awards and established new performance objectives at one or more meetings held during the first quarter of the year. However, the Compensation Committee also considers matters related to individual compensation, such as compensation for new executive hires, adjustments to the compensation of existing executives, as well as high-level strategic issues, such as the efficacy of the Company’s compensation strategy, potential modifications to that strategy and new trends, plans or approaches to compensation, at various meetings throughout the year. Generally, the Compensation Committee’s process comprises two related elements: the determination of compensation levels and the establishment of performance objectives for the current year.  For executives other than the Chief Executive Officer, the Compensation Committee solicits and considers evaluations and recommendations submitted by the Chief Executive Officer for the Compensation Committee’s approval. In the case of the Chief Executive Officer, the evaluation of his performance is conducted by the Compensation Committee in consultation with the Board, which recommends to the Board for approval any adjustments to his compensation as well as equity awards to be granted.  Some of the key factors the Compensation Committee considers in making pay decisions are as follows: historical compensation levels, relative position to market, internal equity, individual and company performance, strategic importance of role and retention risk, among others.

Compensation Committee Interlocks and Insider Participation

As noted above, our Company’s Compensation Committee consists of Messrs. Lee and Rossman. None of the members of our Compensation Committee has at any time during the past three years been one of our officers or employees. None of our executive officers currently serves or in the prior three years has served as a member of the Board or Compensation Committee of any entity that has one or more executive officers serving on our Board or Compensation Committee.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee is composed of two directors: Messrs. Glein and Lee.  Following the Annual Meeting Mr. Glein will no longer serve as a member of the Nominating and Corporate Governance Committee and Mr. Rossman will be appointed to fill this vacancy effective as of the Annual Meeting.  All members of the Nominating and Corporate Governance Committee are independent (as independence is currently defined in NYSE Listed Company Manual Section 303A.02). The Board has adopted a written Nominating and Corporate Governance Committee charter that is available to stockholders on the Company’s website at http://investor.tremorvideo.com/corporate-governance.

The Nominating and Corporate Governance Committee believes that candidates for director should have certain minimum qualifications, including the ability to read and understand basic financial statements, being over 21 years of age and having the highest personal integrity and ethics.  The Nominating and Corporate Governance Committee also intends to consider such factors as possessing relevant expertise upon which to be able to offer advice and guidance to management, having sufficient time to devote to the affairs of the Company, demonstrated excellence in his or her field, having the ability to exercise sound business judgment and having the commitment to rigorously represent the long-term interests of the Company’s stockholders.  However, the Nominating and Corporate Governance Committee retains the right to modify these qualifications from time to time. Candidates for director nominees are reviewed in the context of the current composition of the Board, the operating requirements of the Company and the long-term interests of stockholders.  In conducting this assessment, the Nominating and Corporate Governance Committee typically considers diversity, age, skills and such other factors as it deems appropriate, given the current needs of the Board and the Company, to maintain a balance of knowledge, experience and capability. In the case of incumbent directors whose terms of office are set to expire, the Nominating and Corporate Governance Committee reviews these directors’ overall service to the Company during their terms, including the number of meetings attended, level of participation, quality of performance and any other relationships and transactions that might impair the directors’ independence. In the case of new director candidates, the Nominating and Corporate Governance Committee also determines whether the nominee is independent for NYSE purposes, which determination is based upon applicable NYSE listing standards, applicable SEC rules and regulations and the advice of counsel, if necessary. The Nominating and Corporate Governance Committee may engage, if it deems appropriate, a professional search firm to identify qualified director candidates. The Nominating and Corporate Governance Committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the Board.

At this time, the Nominating and Corporate Governance Committee does not have a policy with regard to the consideration of director candidates recommended by stockholders. The Nominating and Corporate Governance Committee believes that it is in the best position to identify, review, evaluate and select qualified candidates for Board membership, based on the comprehensive criteria for Board membership approved by the Board.

STOCKHOLDER COMMUNICATIONS WITH THE BOARD

While the Company has not established a formal policy for stockholder communications with the Board, stockholders who wish to communicate with the Board may do so by sending written communications addressed to the Corporate Secretary of the Company at Tremor Video, Inc., 53 West 23rd Street, 12th floor, New York, New York 10010.

These communications may be reviewed by one or more employees of the Company designated by the Board, who will determine whether the communication should be presented to the Board. The purpose of this screening is to allow the Board to avoid having to consider irrelevant or inappropriate communications (such as advertisements, solicitations and hostile communications). All communications directed to the Audit Committee in accordance with the Company’s Whistleblower Policy that relate to questionable accounting or auditing matters involving the Company will be promptly and directly forwarded to the Audit Committee.

Any interested person may, however, communicate directly with the lead independent director or the non-management or independent directors as a group. Persons interested in communicating directly with the independent or non-management directors regarding their concerns or issues may do so by addressing correspondence to a particular director, or to the independent or non-management directors generally, in care of Tremor Video Inc. at 53 West 23rd Street, 12th floor, New York, New York 10010. If no particular director is named, letters will be forwarded, depending upon the subject matter, to the Chair of the Audit, Compensation, or Nominating and Corporate Governance Committee.

CODE OF ETHICS

The Company has adopted a Code of Business Conduct and Ethics that applies to all officers, directors and employees. The Code of Business Conduct and Ethics is available on the Company’s website at http://investor.tremorvideo.com/corporate-governance. If the Company makes any substantive amendments to the Code of Business Conduct and Ethics or grants any waiver from a provision of the Code to any executive officer or director, the Company will promptly disclose the nature of the amendment or waiver on its website.

CORPORATE GOVERNANCE GUIDELINES

In June 2013, in connection with the Company’s initial public offering, the Board documented the governance practices followed by the Company by adopting Corporate Governance Guidelines to assure that the Board will have the necessary authority and practices in place to review and evaluate the Company’s business operations as needed and to make decisions that are independent of the Company’s management. The guidelines are also intended to align the interests of directors and management with those of the Company’s stockholders. The Corporate Governance Guidelines set forth the practices the Board intends to follow with respect to board composition and selection, board meetings and involvement of senior management, Chief Executive Officer performance evaluation and succession planning, and board committees and compensation. The Corporate Governance Guidelines as well as the charters for our Audit, Compensation, and Nominating and Corporate Governance Committees may be viewed at http://investor.tremorvideo.com/corporate-governance.

PROPOSAL 2

APPROVAL OF THE 2014 EMPLOYEE STOCK PURCHASE PLAN

Overview

On April 22, 2014, the Board of Directors adopted the Tremor Video, Inc. 2014 Employee Stock Purchase Plan, or the ESPP, subject to stockholder approval. There are 2,000,000 shares of common stock reserved for issuance under the ESPP.

In this Proposal 2, we are requesting approval by our stockholders of the ESPP. The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the meeting is required to approve the ESPP. Abstentions will be counted toward the tabulation of votes cast on Proposal 2 and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

The essential features of the ESPP are outlined below. This summary, however, does not purport to be a complete description of the ESPP. The ESPP has been filed with the SEC as Appendix A to this proxy statement and may be accessed from the SEC’s website at www.sec.gov. The following summary is qualified in its entirety by reference to the complete text of the ESPP. Any stockholder that wishes to obtain a copy of the actual plan document may do so by written request to: Corporate Secretary, Tremor Video, Inc., 53 West 23rd Street, 12th floor, New York, New York 10010.

If this Proposal 2 is approved by our stockholders, the ESPP will become effective as of the date of the Annual Meeting. In the event that our stockholders do not approve this Proposal 2, the ESPP will not become effective.

Forecasted Utilization Rates and Dilution

We manage our long-term stockholder dilution by limiting the number of equity incentive awards granted annually. The Compensation Committee carefully monitors our annual burn rate, dilution, and equity expense to ensure that we maximize stockholders’ value by granting only the appropriate number of equity incentive awards necessary to attract, reward, and retain employees.

We cannot determine at this time the participants who will be granted options to purchase shares under the ESPP, the amount of any such options or purchases, or the potential value of such options or purchases to participants as the election to participate and the amount of any purchases under the plan will be determined by the individual employees in their sole discretion and the purchase price has not yet been determined; however, all participants are subject to the purchase limitations set forth in the plan. Under the terms of the proposed ESPP and the anticipated terms of the offering document, the number of shares of our common stock which a participant could purchase during any payment period is limited to 5,000. In addition, the fair market value of shares purchased by an individual participant in the plan may not exceed $25,000 in any calendar year.

Purpose; General

The purpose of the ESPP is to provide a means by which our employees (and employees of any subsidiary of Tremor Video designated by the Board to participate in the ESPP) may be given an opportunity to purchase shares of our common stock through payroll deductions, to assist us in retaining the services of our employees, to secure and retain the services of new employees, and to provide incentives for such persons to exert maximum efforts for our success. If the ESPP is approved by our stockholders, approximately 300 employees of Tremor Video will initially be eligible to participate in the ESPP.

The ESPP includes two components: a “423 Component” and a “Non-423 Component.” The rights to purchase common stock granted under the 423 Component of the ESPP are intended to qualify as options issued under an “employee stock purchase plan,” as that term is defined in Section 423(b) of the Internal Revenue Code of 1986, as amended, or the Code. In addition, to the extent that deviations are necessary or advisable to permit or facilitate participation in the ESPP by employees who are foreign nationals or employed or located outside of the United States, the ESPP authorizes the grant of rights to purchase common stock that are not intended to qualify as options issued under an “employee stock purchase plan” as defined in Section 423(b) of the Code, and the grant of such rights shall be made under the “Non-423 Component” of the ESPP. Unless otherwise provided in the ESPP or as determined by the Board, the Non-423 Component of the ESPP will operate and be administered in the same manner as the 423 Component of the ESPP. (See “Administration” below.)

Administration

The Board administers the ESPP and has the final power to construe and interpret both the ESPP and the rights granted under it. The Board has the power, subject to the provisions of the ESPP, to determine when and how rights to purchase common stock will be granted, the provisions of each offering of such rights (which need not be identical), and whether employees of any subsidiary of Tremor Video will be eligible to participate in the ESPP.

The Board has the power to delegate administration of the ESPP to a committee comprised of one or more members of the Board. The Board has delegated administration of the ESPP to the Compensation Committee of the Board. As used herein with respect to the ESPP, the “Board” refers both to the Board and to any committee the Board appoints, including the Compensation Committee.

Stock Subject to ESPP

Subject to approval of this Proposal 2, an aggregate of 2,000,000 shares of common stock have been reserved for issuance under the ESPP. If rights granted under the ESPP expire, lapse or otherwise terminate without being exercised, the shares of common stock not purchased under such rights again become available for purchase under the ESPP. The shares of common stock purchasable under the ESPP will be shares of authorized but unissued or reacquired common stock, including shares that may be repurchased by us on the open market.

Offerings

The ESPP is implemented by offerings of rights to all eligible employees from time to time. The maximum length for an offering under the ESPP is twenty-seven (27) months. The provisions of separate offerings need not be identical. When an eligible employee elects to join an offering period, he or she is granted a purchase right to acquire shares of common stock on each purchase date within the offering period. On the purchase date, all payroll deductions collected from the participant during the purchase period are automatically applied to the purchase of common stock, subject to certain limitations (which are described further below under “Eligibility”). As of the date of this proxy statement the Board has not approved any offerings to be implemented under the ESPP.

The Board currently anticipates that each offering under the ESPP will be six (6) months long, consisting of one “purchase period” of the same duration. The first day of an offering is referred to as an “offering date,” and the last day of an offering and purchase period is referred to as a “purchase date.” Subsequent six-month offerings and purchase periods will commence following the expiration of an offering, unless longer or shorter offerings and/or purchase periods are established and approved by the Board. If any offering date is not a trading day (i.e., a day on which the NYSE, or any other exchange or market on which shares of our common stock are listed, is not open for trading), then the offering date will fall on the next subsequent trading day, and if the last day of an offering and purchase period falls on a day that is not a trading day, then the purchase date for that offering and purchase period will instead fall on the immediately preceding trading day.

Eligibility

The Board has the power to exclude certain part-time employees and certain highly compensated employees under applicable tax laws. No employee is eligible to participate in the ESPP if, immediately after the grant of purchase rights, the employee would own, directly or indirectly, stock possessing 5% or more of the total combined voting power or value of all classes of stock or of any parent or subsidiary of Tremor Video. In addition, no employee may purchase more than $25,000 worth of common stock (determined based on the fair market value of the shares at the time such rights are granted) under all employee stock purchase plans of Tremor Video and our subsidiary corporations in any calendar year; provided, that any unused limit in one year may be carried over to a future year to the extent permitted by applicable tax laws. In addition to the preceding limitation, the Board anticipates that the maximum number of shares that may be purchased on any single purchase date by any single eligible employee under an offering will be 5,000 shares.

Participation in the ESPP

Eligible employees enroll in the ESPP by delivering to us, prior to the date selected by the Board as the offering date for the applicable offering, an agreement authorizing payroll deductions. Currently, such payroll deductions are limited to 15% of an employee’s base salary during the offering. Overtime, bonus, commissions and non-cash compensation, such as spread on the exercise of an option, are excluded. To minimize our administrative burden and accounting charges, the offerings that the Board has approved are structured so that participants may increase the rate of their payroll contributions effective only at the start of future offerings and purchase periods. In addition, such offerings are structured so that participants may reduce their rate of payroll contributions not more than twice during an offering, and any second reduction must be to 0%.

Purchase Price

The purchase price per share at which shares of common stock are sold in an offering under the ESPP may not be less than the lower of (i) 85% of the fair market value of a share of common stock on the first day of the offering period and (ii) 85% of the fair market value of a share of common stock on the purchase date (i.e., the last day of the applicable purchase period). If the scheduled purchase date is not a trading day, the purchase will occur on the immediately preceding trading day.

Payment of Purchase Price; Payroll Deductions

The purchase price of the shares is funded by accumulated payroll deductions during the offering. All payroll deductions made on behalf of a participant are credited to his or her account under the ESPP and deposited with our general funds.

Purchase of Stock

In connection with offerings made under the ESPP, the Board may specify a maximum number of shares of common stock an employee may be granted the right to purchase and the maximum aggregate number of shares of common stock that may be purchased pursuant to such offering by all participants. If the aggregate number of shares to be purchased upon exercise of all outstanding purchase rights would exceed the number of shares of common stock remaining available under the ESPP, or the maximum number of shares that may be purchased on a single purchase date across all offerings, the Board would make a pro rata allocation (based on each participant’s accumulated payroll deductions) of available shares. Unless the employee’s participation is discontinued, his or her right to purchase shares is exercised automatically at the end of the purchase period at the applicable price. See Withdrawal” below.

Withdrawal

Although each participant in the ESPP is required to sign an agreement authorizing payroll deductions, the participant may withdraw from a given offering by terminating his or her payroll deductions and by delivering to us a notice of withdrawal from the ESPP. Such withdrawal may be elected at any time prior to the end of the applicable offering, except as otherwise provided in the offering document.

Upon any withdrawal from an offering by an employee, we will distribute to the employee his or her accumulated payroll deductions without interest (unless otherwise required by applicable local law) and such employee’s rights in the offering will be automatically terminated. The employee is not entitled to again participate in that offering. However, an employee’s withdrawal from an offering will not prevent such employee from participating in subsequent offerings under the ESPP.

Termination of Employment

Unless otherwise specified by the Board, a participant’s rights under any offering under the ESPP terminate immediately upon cessation of an employee’s employment for any reason (subject to any post-employment participation period required by law), and we will distribute to such employee all of his or her accumulated payroll deductions, without interest.

Capitalization Adjustment Provisions

Upon certain transactions by Tremor Video, such as a merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other similar transaction, the ESPP share reserve, the outstanding purchase rights thereunder, and any purchase limits will be appropriately adjusted as to the type, class and maximum number of shares subject thereto.

Effect of Certain Corporate Transactions

In the event of a corporate transaction (as defined in the ESPP and described below), then any surviving or acquiring corporation may assume or continue outstanding purchase rights under the ESPP or may substitute similar rights. If any surviving or acquiring corporation does not assume or continue such rights or substitute similar rights, then the participants’ accumulated payroll deductions will be used to purchase shares of common stock prior to the corporate transaction under the ongoing offering and the participants’ rights under the ongoing offering will terminate immediately after such purchase.

A “corporate transaction” generally means the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events:

•                          the consummation of a sale or other disposition of all or substantially all, as determined by the Board in its sole discretion, of the consolidated assets of Tremor Video and its subsidiaries;

•                          the consummation of a sale or other disposition of at least 90% of our outstanding securities; or

•                          the consummation of certain specified types of mergers, consolidations or similar transactions.

Duration, Amendment and Termination

The Board may amend, suspend or terminate the ESPP at any time. However, except in regard to capitalization adjustments (as described above), to the extent stockholder approval is required by applicable law or listing requirements, then any amendment to the ESPP must be approved by our stockholders if the amendment would:

•                          materially increase the number of shares of common stock available for issuance under the ESPP;

•                          materially expand the class of individuals eligible to participate under the ESPP;

•                          materially increase the benefits accruing to participants under the ESPP or materially reduce the price at which shares of common stock may be purchased under the ESPP;

•                          materially extend the term of the ESPP; or

•                          expand the types of awards available for issuance under the ESPP.

The Board may amend outstanding purchase rights without a participant’s consent if such amendment is necessary to ensure that the purchase right and/or the 423 Component of the ESPP complies with the requirements of Section 423 of the Code.

Rights granted before amendment or termination of the ESPP will not be impaired by any amendment or termination of the ESPP without the consent of the participant to whom such rights were granted, except as necessary to comply with applicable laws, or as necessary to obtain or maintain favorable tax, listing or regulatory treatment.

U.S. Federal Income Tax Information

The following is a summary of the principal United States federal income taxation consequences to participants and us with respect to participation in the 423 Component of the ESPP. This summary is not intended to be exhaustive and does not discuss the income tax laws of any local, state or foreign jurisdiction in which a participant may reside. The information is based upon current federal income tax rules and therefore is subject to change when those rules change. Because the tax consequences to any participant may depend on his or her particular situation, each participant should consult the participant’s tax adviser regarding the federal, state, local, and other tax consequences of the grant or exercise of an option or the disposition of common stock acquired under the ESPP. The ESPP is not qualified under the provisions of Section 401(a) of the Code and is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974, as amended.

Rights granted under the 423 Component of the ESPP are intended to qualify for favorable federal income tax treatment associated with rights granted under an employee stock purchase plan that qualifies under provisions of Section 423 of the Code.

A participant will be taxed on amounts withheld for the purchase of shares of common stock as if such amounts were actually received. Otherwise, no income will be taxable to a participant as a result of the granting or exercise of a purchase right until disposition of the acquired shares. The taxation upon disposition will depend upon the holding period of the acquired shares.

If the stock is disposed of more than two years after the beginning of the offering period and more than one year after the stock is transferred to the participant, then the lesser of:

(1)                                 the excess of the fair market value of the stock at the time of such disposition over the purchase price, or

(2)                                 the excess of the fair market value of the stock as of the beginning of the offering period over the purchase price (determined as of the beginning of the offering period) will be treated as ordinary income.

Any further gain or any loss will be taxed as a long-term capital gain or loss. At present, such capital gains generally are subject to lower tax rates than ordinary income.

If the stock is sold or disposed of before the expiration of either of the holding periods described above, then the excess of the fair market value of the stock on the purchase date over the purchase price will be treated as ordinary income at the time of such disposition. The balance of any gain will be treated as capital gain. Even if the stock is later disposed of for less than its fair market value on the purchase date, the same amount of ordinary income is attributed to the participant, and a capital loss is recognized equal to the difference between the sales price and the fair market value of the stock on such purchase date. Any capital gain or loss will be short-term or long-term, depending on how long the stock has been held.

There are no federal income tax consequences to us by reason of the grant or exercise of rights under the ESPP. We are entitled to a deduction to the extent amounts are taxed as ordinary income to a participant (subject to the requirement of reasonableness and the satisfaction of tax reporting obligations).

New Plan Benefits

Participation in the ESPP is voluntary and each eligible employee will make his or her own decision regarding whether and to what extent to participate in the ESPP. It is, therefore, not possible to determine the benefits or amounts that will be received in the future by individual employees or groups of employees under the ESPP.

Vote Required; Recommendation of the Board of Directors

The affirmative vote of a majority of the shares of common stock present or represented by proxy and entitled to vote at the Annual Meeting will be required to approve the 2014 Employee Stock Purchase Plan. Abstentions will be counted toward the tabulation of votes cast on this proposal and will have the same effect as negative votes. Broker non-votes will have no effect on the outcome of the vote.

THE BOARD RECOMMENDS

A VOTE IN FAVOR OF PROPOSAL 2.

PROPOSAL 3

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board has selected Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014, and has further directed that management submit the selection of its independent registered public accounting firm for ratification by the stockholders at the Annual Meeting. Ernst & Young LLP has audited the Company’s financial statements since the fiscal year ended December 31, 2011. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Neither the Company’s Bylaws nor other governing documents or law require stockholder ratification of the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm. However, the Audit Committee is submitting the selection of Ernst & Young LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote on the matter at the Annual Meeting will be required to ratify the selection of Ernst & Young LLP.

PRINCIPAL ACCOUNTANT FEES AND SERVICES

The following table represents aggregate fees billed to the Company for the fiscal years ended December 31, 2013 and 2012, by Ernst & Young LLP, the Company’s principal accountant.

	Fiscal Year Ended
	2013	2012

Audit fees(1)	$1,631,781	$192,599
Audit-related fees	—	—
Tax fees(2)	35,000	69,000
All other fees	—	—
Total fees	$1,666,781	$261,599

(1)         For both fiscal years ended 2013 and 2012, audit fees represents fees for audit services rendered in connection with the audit of our consolidated financial statements. For fiscal year ended 2013, included in audit fees are those fees associated with our initial public offering of our common stock completed in July 2, 2013, which included reviews of our quarterly consolidated information for fiscal years ended 2013, 2012 and 2011 included in our registration statement on Form S-1 filed with the SEC and delivery of comfort letters and consents, as well as fees associated with reviews of documents filed with the SEC, our Annual Report on Form 10-K and our quarterly consolidated financial statements included in our Quarterly Reports on Form 10-Q.

(2)        For fiscal year ended 2013 and 2012, tax fees represents fees for tax compliance, tax planning and tax advice services.

All fees described above were pre-approved by the Audit Committee.

In connection with the audit of the 2013 financial statements, the Company entered into an engagement agreement with Ernst & Young LLP that sets forth the terms by which Ernst & Young LLP will perform audit services for the Company.

PRE-APPROVAL POLICIES AND PROCEDURES.

The Audit Committee has adopted a policy and procedures for the pre-approval of audit and non-audit services rendered by the Company’s independent registered public accounting firm, Ernst & Young LLP. The policy generally pre-approves specified services in the defined categories of audit services, audit-related services and tax services up to specified amounts. Pre-approval may also be given as part of the Audit Committee’s approval of the scope of the engagement of the independent auditor or on an individual, explicit, case-by-case basis before the independent auditor is engaged to provide each service. The pre-approval of services may be delegated to one or more of the Audit Committee’s members, but the decision must be reported to the full Audit Committee at its next scheduled meeting.

The Audit Committee has determined that the rendering of services other than audit services by Ernst & Young LLP is compatible with maintaining the principal accountant’s independence.

THE BOARD RECOMMENDS

A VOTE IN FAVOR OF PROPOSAL 3.

EXECUTIVE OFFICERS

The following table sets forth information concerning our executive officers, including their ages as of April 21, 2014. Biographical information for our Chief Executive Officer and director, William Day, is included above with the director biographies under the caption “Directors continuing in office until the 2016 Annual Meeting — Class III.”

Name	Age	Position
William Day	49	President, Chief Executive Officer and Director
Todd Sloan	51	Senior Vice President, Chief Financial Officer and Treasurer
Lauren Wiener	46	President, Global Sales and Marketing
Steven Lee	38	Senior Vice President and Chief Technology Officer
Adam Lichstein	46	Senior Vice President, Chief Operating Officer, General Counsel and Secretary

Todd Sloan has served as a Senior Vice President and our Chief Financial Officer since December 2011. From May 2010 to December 2011, Mr. Sloan served as the Chief Financial Officer of AdKeeper Inc., an internet advertising company. From January 2009 to April 2010, he served as the Chief Financial Officer of Operative Media, Inc., an ad management technology company. From September 2007 to December 2008, he served as the Chief Financial Officer at Heavy, Inc., a broadband entertainment company. From 2002 until August 2007, he served as Executive Vice President Corporate Development and Chief Financial Officer of NetRatings, Inc., a public audience measurement and analysis company. From 1999 to 2001, Mr. Sloan served as Chief Financial Officer of About.com, Inc. Mr. Sloan received a B.B.A. in finance and accounting from the University of Wisconsin—Madison.

Lauren Wiener has served as our President, Global Sales and Marketing since October 2012. From 2003 to 2012, Ms. Wiener served in various capacities at Meredith Digital at Meredith Corporation, a media and marketing company, including Senior Vice President, Digital from May 2008 to October 2012, Vice President, Digital from October 2005 to May 2008, and Managing Director, Digital Sales and Marketing from July 2003 to October 2005. Ms. Wiener received a B.A. in history from Yale University and an M.B.A. from the Harvard Business School.

Steven Lee has served as a Senior Vice President and our Chief Technology Officer since December 2010. From December 2011 until May 2013, Mr. Lee served as a member of our Board. In November 2005, Mr. Lee co-founded ScanScout and served as its Chief Technical Officer from November 2005 to December 2010. Mr. Lee received a B.S. in electrical science and engineering and an M.E. in electrical engineering and computer science from Massachusetts Institute of Technology.

Adam Lichstein has served as a Senior Vice President and our Chief Operating Officer and General Counsel since April 2012. From December 2010 to April 2012, Mr. Lichstein served as our Senior Vice President, Publisher Development and General Counsel. From February 2010 to December 2010, Mr. Lichstein served as Senior Vice President, Operations and General Counsel of ScanScout. From April 2007 to February 2010, he served as Chief Operating Officer of ShopText, Inc., a mobile commerce and promotions company. Mr. Lichstein received a B.A. in history from Dartmouth College and a J.D. from New York University School of Law.

SECURITY OWNERSHIP OF

CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the ownership of the Company’s common stock as of April 21, 2014 by: (i) each director and nominee for director; (ii) each of the executive officers named in the Summary Compensation Table; (iii) all executive officers and directors of the Company as a group; and (iv) all those known by the Company to be beneficial owners of more than five percent of its common stock.

	Beneficial Ownership(1)
Name of Beneficial Owner	Shares	Percentage
5% Stockholders:
Canaan VII L.P.(2)	7,944,522	15.8
W Capital Partners II, L.P.(3)	5,251,886	10.4
Masthead Venture Partners Capital, L.P.(4)	4,281,001	8.5
Entities affiliated with Meritech Capital(5)	3,938,451	7.8
Entities affiliated with Draper Fisher Jurvetson(6)	3,726,865	7.4
Entities affiliated with General Catalyst Partners(7)	3,360,859	6.7
Entities affiliated with First Dallas Holdings(8)	2,545,034	5.1
Named Executive Officers and Directors:
William Day(9)	1,455,828	2.8
Lauren Wiener(10)	144,582	*
Adam Lichstein(11)	235,845	*
Randall Glein(6) (12)	3,736,865	7.4
Rachel Lam(13)	5,500	*
Warren Lee(14)	10,000	*
James Rossman(15)	283,917	*
Robert Schechter(16)	25,416	*
All current executive officers and directors as a group(17) (10 persons)	6,928,877	13.1

* Represents beneficial ownership of less than 1%.

(1)  This table is based upon information supplied by officers, directors and, in the case of principal stockholders, Schedules 13G filed with the SEC, which information may not be accurate as of April 21, 2014. The address of each executive officer and director listed on the table is c/o Tremor Video, Inc., 53 West 23rd Street, New York, New York 10010. We have determined beneficial ownership in accordance with the rules of the SEC. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the executive officers and directors named in the table above have sole voting and investment power with respect to all shares of common stock that they beneficially own, subject to applicable community property laws. Applicable percentages are based on 50,344,509 shares outstanding on April 21, 2014, adjusted as required by rules promulgated by the SEC.

(2) Consists of 7,944,522 shares held by Canaan VII L.P. Canaan Partners VII LLC is the sole general partner of Canaan VII L.P and may be deemed to beneficially own the shares held by Canaan VII L.P. Warren Lee, a member of Canaan Partners LLC, is a member of our Board. The principal business address of Canaan VII L.P. is 285 Riverside Avenue, Ste. 250, Westport, CT 06889.

(3) Consists of 5,251,886 shares held by W Capital Partners II, L.P. The sole general partner of W Capital Partners II, L.P. is WCP GP II, L.P, and the sole general partner of WCP GP II, L.P. is WCP GP II, LLC. These entities may be deemed to beneficially own the shares held by W Capital Partners II, L.P. The principal business address of W Capital Partners is 1 East 52nd Street, Fifth Floor, New York, NY 10022.

(4) Consists of 4,281,001 shares held by Masthead Venture Partners Capital, L.P. Masthead Fund General Partner, LLC, the general partner of Masthead Venture Partners Capital, L.P., may be deemed to have sole voting and dispositive power with respect to the shares held by Masthead Venture Partners Capital, L.P. The managing members of Masthead Fund General Partner, LLC are Braden Bohrmann, Daniel Flatley, Richard Levandov, Brian Owen, and Stephen Smith. These individuals may be deemed to have shared voting and dispositive power with respect to the shares held by this entity. The principal business address of Masthead Venture Partners is 55 Cambridge Parkway Suite 103, Cambridge, MA 02142.

(5) Consists of 3,867,954 shares held by Meritech Capital Partners III L.P. (“MCP III”) and 70,497 shares held by Meritech Capital Affiliates III L.P. (“MC AFF III”). Meritech Capital Associates III L.L.C. (“MCA III”) is the general partner of each of MCP III and MC AFF III, and may be deemed to have sole voting and dispositive power with respect to the shares directly owned by MCP III and MC AFF III. Meritech Management Associates III L.L.C.

(“MMA III”) is a managing member of MCA III and may be deemed to have sole voting and dispositive power with respect to the shares s directly owned by MCP III and MC AFF III. Paul S. Madera, Michael B. Gordon, Robert D. Ward and George H. Bischof  are managing members of MMA III and may be deemed to have shared voting and dispositive power with respect to the shares directly owned by MCP III and MC AFF III. Mr. Gordon served as a member of our Board until May 2013.  The principal business address of Meritech Capital is 245 Lytton Avenue, Suite 350, Palo Alto, CA 94301.

(6) Consists of 1,724,051 shares held by Draper Fisher Jurvetson Growth Fund 2006, L.P., 139,383 shares held by Draper Fisher Jurvetson Partners Growth Fund 2006, LLC, 1,753,493 shares held by Draper Fisher Jurvetson Fund IX, L.P., 47,515 shares held by Draper Fisher Jurvetson Partners IX, LLC, 57,096 shares held by Draper Associates, L.P. and 5,327 shares held by Draper Associates Riskmasters Fund II, LLC. Mark Bailey, Timothy Draper, John Fisher, Randall Glein, Stephen Jurvetson and Barry Shuler are managing directors and/or managing members of these funds and/or of the various general partner entities of these funds that directly hold shares and as such they may be deemed to have shared voting and dispositive power with respect to the shares held by these entities.  Mr. Glein is a member of our Board. The principal place of business for Draper Fisher Jurvetson is 2882 Sand Hill Road, Suite 150, Menlo Park, CA 94025.

(7) Consists of 3,273,997 shares held by General Catalyst Group IV, L.P. and 86,862 shares held by GC Entrepreneurs Fund IV, L.P. General Catalyst Partners IV, L.P. is the sole general partner of each of General Catalyst Group IV, L.P. and GC Entrepreneurs Fund IV, L.P. and may be deemed to beneficially own the shares held by such entities.  General Catalyst GP IV, LLC is the sole general partner of General Catalyst Partners IV, L.P. and may be deemed to beneficially own the shares held by General Catalyst Group IV, L.P. and GC Entrepreneurs Fund IV, L.P.  David Fialkow, David Orfao and Joel Cutler are managing directors of General Catalyst GP IV, LLC and may be deemed to beneficially own the shares held by these entities. David Orfao served as a member of our Board until May 2013. The principal business address of General Catalyst is 20 University Road, Suite 450, Cambridge, MA 02138.

(8)  First Dallas Holdings, Inc. owns 100% of Hodges Capital Management, Inc. and First Dallas Securities, Inc.  Hodges Capital Management, Inc. is the investment advisor to Hodges Small Cap Fund. Craig D. Hodges is the controlling stockholder of  First Dallas Holdings, Inc. and may be deemed to be beneficially own the shares held by these entities. The principal business address of First Dallas Holdings, Inc. is 2905 Maple Ave., Dallas, Texas 75201.

(9) Includes 1,422,828 shares of common stock underlying options that are vested and exercisable within 60 days of April 21, 2014.

(10) Includes 134,582 shares of common stock underlying options that are vested and exercisable within 60 days of April 21, 2014.

(11) Includes 231,845 shares of common stock underlying options that are vested and exercisable within 60 days of April 21, 2014.

(12) In addition to shares described in footnote (6), also includes 10,000 shares of common stock underlying restricted stock units that vest within 60 days of April 21, 2014.

(13) Ms. Lam was appointed to our Board in May 2013.

(14) Consists of 10,000 shares of common stock underlying restricted stock units that vest within 60 days of April 21, 2014.

(15) Includes 181,536 shares of common stock underlying options that are vested and exercisable within 60 days of April 21, 2014 and 10,000 shares of common stock underlying restricted stock units that vest within 60 days of April 21, 2014.

(16) Mr. Schechter was appointed to our Board in June 2013. Includes 10,416 shares of common stock underlying options that are vested and exercisable within 60 days of April 21, 2014 and 10,000 shares of common stock underlying restricted stock units that vest within 60 days of April 21, 2014.

(17) Consists of the shares listed in footnotes (9) through (16). Also includes 10,100 shares of common stock and 208,332 shares of common stock underlying options that are vested and exercisable within 60 days of April 21, 2014 owned by Todd Sloan, a Senior Vice President and our Chief Financial Officer, and 356,665 shares of common stock and 455,827 shares of common stock underlying options that are vested and exercisable within 60 days of April 21, 2014 held by Steven Lee, a Senior Vice President and our Chief Technology Officer.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s directors and executive officers, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company.  Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

To the Company’s knowledge, based solely on a review of the copies of such reports furnished to the Company, during the fiscal year ended December 31, 2013, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with.

EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

The following table shows for the fiscal years ended December 31, 2013 and 2012 the compensation of the Company’s Chief Executive Officer and its two other most highly compensated executive officers at December 31, 2013, which we refer to as our named executive officers.

Name and Principal Position	Year	Salary ($)	Bonus ($)		Option Awards(1) ($)		Non-Equity Incentive Plan Compensation(2) ($)	Total ($)
William Day	2013	400,000	—		—		86,333	486,333
President and Chief Executive Officer	2012	397,917	—		—		124,026	521,943

Lauren Weiner	2013	475,000	—		—		208,788	683,788
President, Global Sales and Marketing	2012	93,782	40,000	(3)	992,707		—	1,126,489

Adam Lichstein	2013	291,667	25,000		416,880		115,574	849,121
Senior Vice President and Chief Operating Officer	2012	270,849	—		93,766	(4)	90,833	454,848

(1)         This column reflects the full grant date fair value for options granted during the year as measured pursuant to ASC Topic 718 as stock-based compensation in our consolidated financial statements. Unlike the calculations contained in our financial statements, this calculation does not give effect to any estimate of forfeitures related to service-based vesting, but assumes that the named executive officer will perform the requisite service for the award to vest in full. The assumptions we used in valuing options are described in note 15 to our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2013.

(2)        These amounts represent non-equity incentive plan compensation pursuant to our 2013 and 2012 bonus plans. For additional information with respect to our 2013 and 2012 bonus plans. See the “— Bonus Plans.”

(3)         This amount represents a cash payment Ms. Wiener was entitled to receive so long as Ms. Wiener remained an employee in good standing through December 31, 2012.

(4)         Reflects $8,817 of incremental increase in fair value of an option to acquire 33,333 shares of our common stock that was repriced in July 2012.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END.

The following table shows for the fiscal year ended December 31, 2013, certain information regarding outstanding equity awards at fiscal year end for the named executive officers.

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date
William Day	332,366	—	$1.49	9/1/2018	(1)
	172,880	—	1.11	2/11/2020	(2)
	786,499	262,167	4.28	2/2/2021	(3)

Lauren Wiener	99,166	240,834	5.60	12/6/2022	(4)

Adam Lichstein	46,796	2,035	1.11	2/11/2020	(5)
	118,774	39,592	4.28	2/2/2021	(6)
	13,888	19,445	5.01	4/24/2022	(7)
	0	100,000	8.15	5/22/2023	(8)

(1)         The shares subject to this option were fully vested as of September 2, 2012.

(2)         The shares subject to this option were fully vested as of July 1, 2013.

(3)         25% of the total shares underlying this option vested on December 9, 2011. The remaining shares vest 1/48 per month over the next 36 months thereafter, subject to continued service to us through each vesting date. This option may be subject to accelerated vesting as described below.

(4)         25% of the total shares underlying this option will vest on October 22, 2013. The remaining shares vest 1/48 per month over the next 36 months thereafter, subject to continued service to us through each vesting date. This option may be subject to accelerated vesting as described below.

(5)         25% of the total shares underlying this option vested on February 16, 2011. The remaining shares vest 1/48 per month over the next 36 months thereafter, subject to continued service to us through each vesting date. This option may be subject to accelerated vesting as described below.

(6)         25% of the total shares underlying this option vested on December 9, 2011. The remaining shares vest 1/48 per month over the next 36 months thereafter, subject to continued service to us through each vesting date. This option may be subject to accelerated vesting as described below.

(7)         25% of the total shares underlying this option vested on April 25, 2013. The remaining shares vest 1/48 per month over the next 36 months thereafter, subject to continued service to us through each vesting date. This option may be subject to accelerated vesting as described below.

(8)         25% of the total shares underlying this option will vest on May 1, 2014. The remaining shares vest 1/48 per month over the next 36 months thereafter, subject to continued service to us through each vesting date. This option may be subject to accelerated vesting as described below.

EMPLOYMENT ARRANGEMENTS

The initial terms and conditions of employment for each of our named executive officers are set forth in employee offer letters. These offer letters generally provide for payment of continued salary and health insurance premiums for certain periods following either a termination without cause or resignation for good reason (as defined in the applicable offer letter), in exchange for a release of claims. These offer letters also provide for accelerated vesting of specified equity awards in the event the executive  is terminated without cause or resigns for good reason within a specified period of time following a change in control transaction.  In addition, the offer letter with Mr. Day provides for accelerated vesting of specified equity awards upon the closing of a change in control transaction.  Each of our named executive officers is an at will employee.

The amount and terms of these benefits reflect the negotiations of each of our named executive officers with us. We consider these severance and change in control benefits critical to attracting and retaining high caliber executives. We believe that appropriately structured severance benefits, including accelerated vesting provisions, minimize the distractions and reduce the risk that an executive voluntarily terminates his or her employment with us during times of uncertainty, such as before an acquisition is completed. We believe that our existing arrangements allow each named executive officer to focus on continuing normal business operations and, for change in control benefits, on the success of a potential business combination, rather than on how business decisions that may be in the best interest of our stockholders will impact his or her own financial security.

The following table sets forth the current base salaries, 2014 bonus target, and a summary of the material severance and change in control arrangements with our named executive officers:

Named Executive Officer	2014 Salary and Bonus Target	Severance and Change in Control Benefits
William Day	Salary: $500,000 Bonus Target: $200,000

Severance: If we terminate Mr. Day’s employment for any reason other than for cause, death or disability or Mr. Day resigns for good reason, and he delivers a general release of claims to us and continues to comply with his confidentiality invention assignment agreement, he is entitled to receive the following severance benefits: (1) 12 months of continued salary; (2) 100% of that fiscal year’s target bonus; (3) paid COBRA coverage for 12 months; and (4) 25% acceleration of the total number of shares subject to his option to acquire 1,048,666 shares of our common stock granted on February 3, 2011.

Change in Control: Upon the closing of a change in control transaction, Mr. Day is entitled to acceleration of 25% of the unvested shares subject to his option to acquire 1,048,666 shares of our common stock granted on February 3, 2011. Further, if Mr. Day is terminated without cause or resigns for good reason within 12 months following the closing of a change in control transaction, Mr. Day is entitled to acceleration of 100% of the unvested shares subject to (1) his option to acquire 1,048,666 shares of our common stock granted on February 3, 2011, (2) his option to acquire 132,743 shares of our common stock granted on February 24, 2014 and (3) his restricted stock unit award covering 69,930 shares of our common stock granted on February 24, 2014.

Upon termination of employment, Mr. Day has a five year period to exercise any of the vested options granted on February 12, 2010 and September 11, 2008. Upon termination of employment, Mr. Day has a five year period to exercise any of the vested options granted on February 3, 2011 that do not qualify as incentive stock options under the Code. In the event that Mr. Day is terminated without cause, he has a one year period to exercise his options granted on February 24, 2014. In no event will the exercise period extend beyond the 10 year term of the applicable option.

Lauren Wiener	Salary: $475,000 Bonus Target: $275,000

Severance: If we terminate Ms. Wiener’s employment for any reason other than for cause, death or disability or Ms. Wiener resigns for good reason, and she delivers a general release of claims to us and continues to comply with her confidentiality invention assignment agreement, Ms. Wiener is entitled to receive the following severance benefits: (1) six months of continued salary; (2) a pro rated portion of that year’s target bonus and any earned but unpaid bonuses from prior periods; and (3) paid COBRA coverage for six months.

Change in Control: If we terminate Ms. Wiener’s employment without cause or Ms. Wiener resigns for good reason within 12 months following the closing of a change in control transaction, Ms. Wiener is entitled to acceleration of 50% of the unvested shares subject to (1) her option to acquire 340,000 shares of our common stock granted on December 7, 2012, (2) her option to acquire 66,371 shares of our common stock granted on February 24, 2014 and (3) her restricted stock unit award covering 34,965 shares of our common stock granted on February 24, 2014.

Upon termination of employment, Ms. Wiener has a five year period to exercise any vested or accelerated options granted on December 7, 2012 that do not qualify as incentive stock options under the Code. In the event that Ms. Wiener is terminated without cause, she has a one year period to exercise her options granted on February 24, 2014. In no event will the exercise period extend beyond the 10 year term of the applicable option.

Adam Lichstein	Salary: $315,000 Bonus Target: $166,000

Severance: If we terminate Mr. Lichstein’s employment for any reason other than for cause, death or disability or Mr. Lichstein resigns for good reason, and he delivers a general release of claims to us and continues to comply with his confidentiality invention assignment agreement, Mr. Lichstein is entitled to receive the following severance benefits: (1) six months of continued salary; (2) a pro rated portion of that year’s target bonus; and (3) continued COBRA coverage for the same periods of time as his continued salary payments.

Change in Control: If Mr. Lichstein is terminated without cause or resigns for good reason within 12 months following the closing of a change in control transaction, Mr. Lichstein is entitled to acceleration of 50% of the unvested shares subject to (1) his option to acquire 158,366 shares of our common stock granted on February 3, 2011; (2) his option to acquire 33,333 shares of our common stock granted on April 25, 2012; (3) his option to acquire 100,000 shares of our common stock granted on May 23, 2013; (4) his option to acquire 66,371 shares of our common stock granted on February 24, 2014; and (5) his restricted stock unit award covering 53,872 shares of our common stock granted on February 24, 2014.

Upon termination of employment, Mr. Lichstein has a five year period to exercise any vested or accelerated options granted on February 12, 2010 and February 3, 2011 that do not qualify as incentive stock options under the Code. Upon termination of employment, Mr. Lichstein has a five year period to exercise any vested or accelerated options granted on May 23, 2013. In the event that Mr. Lichstein is terminated without cause, he has a one year period to exercise his options granted on February 24, 2014. In no event will the exercise period extend beyond the 10 year term of the applicable option.

The definitions of “cause,” “change in control,” “disability” and “good reason” referenced above are defined in the individual offer letters with each of the named executive officers, respectively, or the applicable equity incentive plan or award agreement under which the stock option or restricted stock unit was granted.

Bonus Plans

2014 Bonus Plan

In 2014, Messrs. Day and Lichstein and Ms. Wiener are eligible to earn annual performance bonuses pursuant to our 2014 bonus plan.  The plan includes bonus targets based on the company’s achievement of total revenue, category specific revenue and Adjusted EBITDA year-end objectives.  The annual bonus for Mr. Lichstein and Ms. Wiener also includes a portion attributable to achievement of certain operational goals set by our compensation committee.  The amount of the bonus earned is determined based on defined criteria, allocation ranges and formulas.

The individual target annual cash bonus opportunities for our named executive officers under the 2014 bonus plan are as follows: $200,000 for Mr. Day, $275,000 for Ms. Wiener and $166,000 for Mr. Lichstein. There is also an ability to receive additional bonus for performance in excess of these objectives capped at 150% or 200% of the target, depending on the applicable objective.

2013 Bonus Plan

In 2013, Messrs. Day and Lichstein and Ms. Wiener were eligible to earn annual performance bonuses pursuant to our 2013 bonus plan. Mr. Day’s bonus was based on the company’s achievement of revenue, gross margin, Adjusted EBITDA and year-end cash objectives.  Mr. Lichstein’s bonus was based on individual and company performance.  The company component included total revenue, category specific revenue, gross margin, Adjusted EBITDA and year-end cash objectives and the individual component was measured by individual performance goals set by our compensation committee.  Ms. Wiener’s bonus was based on individual and company performance.  The company component included total revenue and category revenue objectives, and the individual component was measured by individual performance goals set by our compensation committee. The amount of the bonuses earned were determined based on defined criteria, allocation ranges and formulas.

The individual target annual cash bonus opportunities for our named executive officers under the 2013 bonus plan were as follows: $150,000 for Mr. Day, $275,000 for Ms. Wiener and $100,000 for Mr. Lichstein. There was also an ability to receive cash for performance in excess of these objectives capped at 150% of the target award.

2012 Bonus Plan

In 2012, Messrs. Day and Lichstein were eligible to earn annual performance bonuses based on individual and company performance pursuant to our 2012 bonus plan. The company component included revenue, gross margin, Adjusted EBITDA and year-end cash objectives and the individual component was measured by individual performance goals set by our compensation committee. The amount of the bonuses earned were determined based on defined criteria, allocation ranges and formulas.

The individual target annual cash bonus opportunities for Messrs. Day and Lichstein for 2012 were $150,000 and $100,000, respectively. There was also an ability to receive cash for performance in excess of these objectives capped at 150% of the target award for Mr. Day and 200% of the target award for Mr. Lichstein.  Ms. Wiener, who joined us in October 2012, received a guaranteed annual bonus payment provided she remained employed by us through December 31, 2012.

DIRECTOR COMPENSATION

Our Board adopted a director compensation policy for non-employee directors, which became effective upon the closing of  our initial public offering in July 2013. In adopting this policy, the Board reviewed the benchmark analysis that was prepared by Pay Governance.  Pursuant to this policy, non-employee directors are compensated $30,000 annually for their services and do not receive any additional compensation for any regular board meeting attended. Our lead non-employee director receives an additional annual retainer of $20,000. Non-employee directors receive $5,000 annually for serving on the Audit Committee, Compensation Committee or Nominating and Corporate Governance committee. In addition, directors who are chairpersons of a particular committee also receive additional annual compensation of $15,000 for the Audit Committee, $10,000 for the Compensation Committee and $7,500 for the Nominating and Corporate Governance Committee. Non-employee directors are also reimbursed for their reasonable out-of-pocket expenses incurred in attending meetings of our Board. Non-employee directors are annually granted equity-based awards having an aggregate grant date fair value of $100,000 in the form of restricted stock units. Annual restricted stock unit grants will vest in full on the meeting date of the next annual stockholders’ meeting following the grant provided the recipient continues to serve on the Board as of such date. Newly appointed directors will receive equity-based awards having an aggregate grant date fair value of $200,000 in the form of restricted stock units upon their appointment. These awards will vest in full on the one year anniversary of the grant date provided that the recipient continues to serve on the Board as of such date. In accordance with the policy of her employer, Ms. Lam does not participate in our non-employee director compensation policy. In connection with our initial public offering, we granted each of our non-employee directors, other than Ms. Lam, restricted stock units having an aggregate grant date fair value of $100,000 based upon the initial public offering price of our common stock, which grants vest in full on the date of our 2014 Annual Meeting provided that the recipient continues to serve on the Board as of such date.

Additionally, in connection with Robert Schechter’s appointment to our Board, on June 4, 2013, our Board granted Mr. Schechter an option for 41,666 shares of our common stock at an exercise price of $8.15 per share. This option grant vests, subject to continued service with our company, in equal monthly installments over four years from the date of the grant. In addition, all of the unvested shares subject to this option grant vest upon the closing of a change in control.  Mr. Schechter has a three year period to exercise this option grant after he no longer serves on our Board.  In connection with Michael Barrett’s appointment to our Board, on September 27, 2013, our Board granted Mr. Barrett an award of 8,214 restricted stock units, which would have vested in full on the date of our 2014 Annual Meeting had Mr. Barrett continued to serve on the Board as of such date, and an award of  21,905 restricted stock units, which would have vested in full on the first anniversary of the date of grant had Mr. Barrett continued to serve on the Board as of such date.  Mr. Barrett resigned from our Board in January 2014 and, as a result, neither of these grants vested and were terminated in full.

2013 Director Compensation Table

The following table shows for the fiscal year ended December 31, 2013 certain information with respect to the compensation of all non-employee directors of the Company:

Name	Fees Earned or Paid in Cash ($)	Stock Awards(1)(8) ($)		Option Awards(2)(8) ($)	Total ($)
Michael Barrett(3)	7,500	274,986	(3)	—	282,486

Laura Desmond(4)	7,500	100,000	(4)	—	107,500

Randall Glein	20,000	100,000		—	120,000

Jason Glickman(5)	—	—		—	—

Michael Gordon(5)	—	—		—	—

Rachel Lam(6)	—	—		—	—

Warren Lee	33,750	100,000		—	133,750

Robert Migliorino(5)	—	—		—	—

David Orfao(5)	—	—		—	—

James Rossman	22,500	100,000		—	122,500

Robert Schechter(7)	25,000	100,000		173,747	298,747

(1)               This column reflects the full grant date fair value for restricted stock units granted during the year as measured pursuant to Accounting Standards Codification, or ASC, Topic 718 as stock-based compensation in our financial statements. Unlike the calculations contained in our financial statements, this calculation does not give effect to any estimate of forfeitures related to service-based vesting, but assumes that the director will perform the requisite service for the award to vest in full. The assumptions we used in valuing restricted stock units are described in note 15 to our consolidated financial statements included in our Annual Report on Form 10-K with respect to the year ended December 31, 2013.

(2)               This column reflects the full grant date fair value for options granted during the year as measured pursuant to ASC Topic 718 as stock-based compensation in our financial statements. Unlike the calculations contained in our financial statements, this calculation does not give effect to any estimate of forfeitures related to service-based vesting, but assumes that the director will perform the requisite service for the award to vest in full. The assumptions we used in valuing options are described in note 15 to our consolidated financial statements included in our Annual Report on Form 10-K with respect to the year ended December 31, 2013.

(3)               This director served on our Board until January 29, 2014.  As a result of Mr. Barrett’s resignation, none of the shares underlying stock awards granted in 2013 are capable of vesting.

(4)               This director served on our Board until September 26, 2013. As a result of Ms. Desmond’s resignation, none of the shares underlying stock awards granted in 2013 are capable of vesting.

(5)               This director served on our Board until May 2013.

(6)               Ms. Lam was appointed to our Board in May 2013.

(7)               Mr. Schechter was appointed to our Board in June 2013.

(8)               The table below shows the aggregate number of option and restricted stock unit awards outstanding for each of our non-employee directors as of December 31, 2013:

Name	Aggregate Stock Awards Outstanding (#)		Aggregate Option Awards Outstanding (#)
Michael Barrett(1)	30,119	(1)	—
Laura Desmond(2)	—		48,610	(3)
Randall Glein	10,000	(4)	—
Jason Glickman(5)	—
Michael Gordon(5)	—		—
Rachel Lam(6)	—		—
Warren Lee	10,000	(4)	—
Robert Migliorino(5)	—		—
David Orfao(5)	—		—
James Rossman	10,000	(4)	214,700	(7)
Robert Schechter(8)	10,000	(4)	41,666	(9)

(1)     This director served on our Board until January 29, 2014.  As a result of his resignation, none of the shares underlying the awards outstanding as of December 31, 2013 are capable of vesting.

(2)     This director served on our Board until September 26, 2013.

(3)     Represents outstanding options as of December 31, 2013 that vested through September 26, 2013, the date on which the director resigned from our Board.

(4)     100% of the shares underlying this restricted stock unit award vest on the date of the Annual Meeting.

(5)     This director served on our Board until May 2013.

(6)     Ms. Lam was appointed to our Board in May 2013.

(7)     As to 103,593 shares: 1/48 of the total shares underlying this option grant vest in equal monthly installments over four years commencing on January 19, 2011. As to 33,333 shares: 1/48 of the total shares underlying this option grant vest in equal monthly installments over four years commencing on August 6, 2012. 77,774 shares subject to such options were fully vested as of December 31, 2013.

(8)     Mr. Schechter was appointed to our Board in June 2013.

(9)     The shares underlying this option grant vest 1/48 per month commencing on June 4, 2013.

TRANSACTIONS WITH RELATED PERSONS

RELATED-PERSON TRANSACTIONS POLICY AND PROCEDURES

In connection with the closing of our initial public offering in July 2013, we have adopted a related person transaction policy that sets forth our procedures for the identification, review, consideration and approval or ratification of related person transactions, which will become effective immediately prior to the completion of this offering. For purposes of our policy only, a related person transaction is a transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships, in which we and any related person are, were or will be participants in which the amount involves exceeds $120,000. Transactions involving compensation for services provided to us as an employee or director are not covered by this policy. A related person is any executive officer, director or beneficial owner of more than 5% of any class of our voting securities, including any of their immediate family members and any entity owned or controlled by such persons.

Under the policy, if a transaction has been identified as a related person transaction, including any transaction that was not a related person transaction when originally consummated or any transaction that was not initially identified as a related person transaction prior to consummation, our management must present information regarding the related person transaction to our audit committee, or, if audit committee approval would be inappropriate, to another independent body of our Board, for review, consideration and approval or ratification. The presentation must include a description of, among other things, the material facts, the interests, direct and indirect, of the related persons, the benefits to us of the transaction and whether the transaction is on terms that are comparable to the terms available to or from, as the case may be, an unrelated third party or to or from employees generally. Under the policy, we will collect information that we deem reasonably necessary from each director, executive officer and, to the extent feasible, significant stockholder to enable us to identify any existing or potential related-person transactions and to effectuate the terms of the policy. In addition, under our Code of Business Conduct and Ethics, our employees and directors have an affirmative responsibility to disclose any transaction or relationship that reasonably could be expected to give rise to a conflict of interest.

In considering related person transactions, our audit committee, or other independent body of our Board, will take into account the relevant available facts and circumstances including, but not limited to:

•                  the risks, costs and benefits to us;

•                  the impact on a director’s independence in the event that the related person is a director, immediate family member of a director or an entity with which a director is affiliated;

•                  the availability of other sources for comparable services or products; and

•                  the terms available to or from, as the case may be, unrelated third parties or to or from employees generally.

The policy requires that, in determining whether to approve, ratify or reject a related person transaction, our audit committee, or other independent body of our Board, must consider, in light of known circumstances, whether the transaction is in, or is not inconsistent with, our best interests and those of our stockholders, as our audit committee, or other independent body of our Board, determines in the good faith exercise of its discretion.

All of the transactions described below under “Certain Related-Person Transactions” were entered into prior to the adoption of the written policy, but all were approved by our Board considering similar factors to those described above.

CERTAIN RELATED-PERSON TRANSACTIONS

Other than compensation arrangements, we describe below transactions and series of similar transactions, since January 1, 2013, to which we were a party or will be a party, in which:

•                                          the amounts involved exceeded or will exceed $120,000; and

•                                          any of our directors, executive officers, or holders of more than 5% of our capital stock, or any member of the immediate family of the foregoing persons, had or will have a direct or indirect material interest.

Compensation arrangements for our directors and named executive officers are described elsewhere in this proxy statement.

Indemnification

Our certificate of incorporation contains provisions limiting the liability of directors, and our bylaws provide that we will indemnify each of our directors to the fullest extent permitted under Delaware law. Our certificate of incorporation and bylaws will also provide our Board with discretion to indemnify our officers and employees when determined appropriate by the Board. The Company has entered into indemnity agreements with certain officers and directors which provide, among other things, that the Company will indemnify such officer or director, under the circumstances and to the extent provided for therein, for expenses, damages, judgments, fines and settlements he or she may be required to pay in actions or proceedings which he or she is or may be made a party by reason of his or her position as a director, officer or other agent of the Company, and otherwise to the fullest extent permitted under Delaware law and our bylaws.

Investor Rights Agreement

We are party to an investor rights agreement that provides holders of our common stock issued upon conversion of convertible preferred stock, including certain holders of 5% of our capital stock and entities affiliated with certain of our directors.  This agreement grants these stockholders specified registration rights with respect to shares of our common stock issued to them upon conversion of the shares of preferred stock held by them at closing of our initial public offering; and  grants some of these stockholders a right of first refusal with respect to sales of our shares by us, subject to specified exclusions.

Voting Agreement

Prior to our IPO, we were party to a voting agreement under which certain holders of our capital stock, including certain holders of 5% of our capital stock and entities affiliated with certain of our directors, agreed to vote in a certain way on certain matters, including with respect to the election of directors. The voting agreement terminated upon our initial public offering and none of our stockholders currently have any special rights regarding the election or designation of members of our Board.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides certain information with respect to all of the Company’s equity compensation plans in effect as of December 31, 2013.

Equity Compensation Plan Information

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for issuance under equity compensation plans(1) (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	7,372,880	$3.93	308,769
Equity compensation plans not approved by security holders	—	—	—
Total	7,372,880	$3.93	308,769

(1)                                 The number of shares reserved for issuance under the Company’s 2013 Equity Incentive Plan, or the 2013 EIP, will automatically increase on January 1 of each year, for a period of ten years, beginning on January 1, 2014 and continuing through and including January 1, 2023, by the lesser of 4.00% of the total number of shares of common stock outstanding on the immediately preceding December 31, or a lesser number of shares determined by the Company’s Board.  Pursuant to the terms of the 2013 EIP, an additional 1,999,930 shares of common stock were added to the number of shares reserved for issuance under the 2013 EIP, effective January 1, 2014.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for Notices of Internet Availability of Proxy Materials or other Annual Meeting materials with respect to two or more stockholders sharing the same address by delivering a single Notice of Internet Availability of Proxy Materials or other Annual Meeting materials addressed to those stockholders.  This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders  and cost savings for companies.

This year, a number of brokers with account holders who are Tremor Video stockholders will be “householding” the Company’s proxy materials.  A single Notice of Internet Availability of Proxy Materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders.  Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent.  If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate Notice of Internet Availability of Proxy Materials, please notify your broker or the Company.  Direct your written request to Tremor Video, Inc. to the attention of our Corporate Secretary, 53 W 23rd St., New York, NY 10010, or contact our Corporate Secretary at (646) 723-5300.  Stockholders who currently receive multiple copies of the Notices of Internet Availability of Proxy Materials at their addresses and would like to request “householding” of their communications should contact their brokers.

OTHER MATTERS

The Board knows of no other matters that will be presented for consideration at the Annual Meeting.  If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board

Adam Lichstein
Secretary

April 29, 2014

A copy of the Company’s Annual Report to the Securities and Exchange Commission on Form 10-K for the fiscal year ended December 31, 2013 is available without charge upon written request to: Corporate Secretary, Tremor Video, Inc., 53 West 23rd Street, 12th floor, New York, New York 10010.

Appendix A- Tremor Video, Inc. 2014 Employee Stock Purchase Plan

TREMOR VIDEO, INC.
2014 EMPLOYEE STOCK PURCHASE PLAN

ADOPTED BY THE BOARD:  APRIL 22, 2014

APPROVED BY THE STOCKHOLDERS: [          ]

EFFECTIVE DATE: [          ]

1.                                      GENERAL; PURPOSE.

(a)                                 The Plan provides a means by which Eligible Employees of the Company and certain Designated Companies may be given an opportunity to purchase shares of Common Stock.  The Plan permits the Company to grant a series of Purchase Rights to Eligible Employees.

(b)                                 The Company, by means of the Plan, seeks to retain the services of such Employees, to secure and retain the services of new Employees and to provide incentives for such persons to exert maximum efforts for the success of the Company and its Related Corporations.

(c)                                  This Plan includes two components: a 423 Component and a Non-423 Component.  It is the intention of the Company to have the 423 Component qualify as an Employee Stock Purchase Plan.  The provisions of the 423 Component, accordingly, will be construed in a manner that is consistent with the requirements of Section 423 of the Code.  In addition, this Plan authorizes the grant of Purchase Rights under the Non-423 Component that do not meet the requirements of an Employee Stock Purchase Plan because of deviations necessary or advisable to permit or facilitate participation in the Plan by Employees who are foreign nationals or employed or located outside of the United States while complying with applicable foreign laws; such Purchase Rights will be granted pursuant to rules, procedures or subplans adopted by the Board designed to achieve these objectives for Eligible Employees and the Company and its Related Corporations.  Except as otherwise provided herein or determined by the Board, the Non-423 Component will operate and be administered in the same manner as the 423 Component. In addition, under the 423 Component of the Plan, the Company may make separate Offerings which vary in terms (although not inconsistent with the provisions in the Plan and not inconsistent with the requirements of an Employee Stock Purchase Plan), and the Company will designate which Designated Company is participating in each separate Offering.

(d)                                 If a Participant transfers employment from the Company or any Designated 423 Corporation participating in the 423 Component to a Designated Non-423 Corporation participating in the Non-423 Component, he or she will immediately cease to participate in the 423 Component; however, any Contributions made for the Purchase Period in which such transfer occurs will be transferred to the Non-423 Component, and such Participant will immediately join the then current Offering under the Non-423 Component upon the same terms and conditions in effect for his or her participation in the Plan, except for such modifications as may be required by applicable law.  A Participant who transfers employment from a Designated Non-423 Corporation participating in the Non-423 Component to the Company or any Designated 423 Corporation participating in the 423 Component will remain a Participant in the Non-423 Component until the earlier of (i) the end of the current Offering Period under the Non-423 Component, or (ii) the Offering Date of the first Offering in which he or she participates following such transfer.

2.                                      ADMINISTRATION.

(a)                                 The Board will administer the Plan unless and until the Board delegates administration of the Plan to a Committee or Committees, as provided in Section 2(c).

(b)                                 The Board will have the power, subject to, and within the limitations of, the express provisions of the Plan:

(i)                                    To determine how and when Purchase Rights will be granted and the provisions of each Offering (which need not be identical), including which Designated 423 Corporations and Designated Non-423 Corporations will participate in the 423 Component or the Non-423 Component.

(ii)                                To designate from time to time which Related Corporations of the Company will be eligible to participate in the Plan as Designated 423 Corporations and Designated Non-423 Corporations and which Affiliates will be eligible to participate in the Plan as Designated Non-423 Corporations and also to designate which Designated Companies will participate in each separate Offering (to the extent the Company makes separate Offerings).

(iii)                            To construe and interpret the Plan and Purchase Rights, and to establish, amend and revoke rules and regulations for its administration.  The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan, in a manner and to the extent it deems necessary or expedient to make the Plan fully effective.

(iv)                             To settle all controversies regarding the Plan and Purchase Rights granted under the Plan.

(v)                                 To suspend or terminate the Plan at any time as provided in Section 12.

(vi)                             To amend the Plan at any time as provided in Section 12.

(vii)                         Generally, to exercise such powers and to perform such acts as it deems necessary or expedient to promote the best interests of the Company and its Related Corporations and to carry out the intent that the 423 Component be treated as an Employee Stock Purchase Plan.

(viii)                     To adopt such procedures and sub-plans as are necessary or appropriate to permit or facilitate participation in the Plan by Employees who are foreign nationals or employed or located outside the United States.  Without limiting the generality of, but consistent with, the foregoing, the Board specifically is authorized to adopt rules, procedures and subplans, which, for purposes of the Non-423 Component, may be outside the scope of Section 423 of the Code, regarding, without limitation, eligibility to participate in the Plan, handling and making of Contributions, establishment of bank or trust accounts to hold Contributions, payment of interest, conversion of local currency, obligations to pay payroll tax, determination of beneficiary designation requirements, withholding procedures and handling of share issuances, which may vary according to local requirements.

(c)                                  The Board may delegate some or all of the administration of the Plan to a Committee or Committees.  If administration is delegated to a Committee, the Committee will have, in connection with the administration of the Plan, the powers theretofore possessed by the Board that have been delegated to the Committee, including the power to delegate to a subcommittee any of the administrative powers the Committee is authorized to exercise (and references in the Plan to the Board will thereafter be to the Committee or subcommittee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board.  The Board may retain the authority to concurrently administer the Plan with the Committee and may, at any time, revest in the Board some or all of the powers previously delegated.  Whether or not the Board has delegated administration of the Plan to a Committee, the Board will have the final power to determine all questions of policy and expediency that may arise in the administration of the Plan.

(d)                                 All determinations, interpretations and constructions made by the Board in good faith will not be subject to review by any person and will be final, binding and conclusive on all persons.

3.                                      SHARES OF COMMON STOCK SUBJECT TO THE PLAN.

(a)                                 Subject to the provisions of Section 11(a) relating to Capitalization Adjustments, the maximum number of shares of Common Stock that may be issued under the Plan will not exceed 2,000,000 shares of Common Stock.

(b)                                 If any Purchase Right granted under the Plan terminates without having been exercised in full, the shares of Common Stock not purchased under such Purchase Right will again become available for issuance under the Plan.

(c)                                  The stock purchasable under the Plan will be shares of authorized but unissued or reacquired Common Stock, including shares repurchased by the Company on the open market.

4.                                      GRANT OF PURCHASE RIGHTS; OFFERING.

(a)                                 The Board may from time to time grant or provide for the grant of Purchase Rights to Eligible Employees under an Offering on Offering Dates selected by the Board.  Each Offering will be in such form and will contain such terms and conditions as the Board will deem appropriate, and with respect to the 423 Component will comply with the requirement of Section 423(b)(5) of the Code that all Employees granted Purchase Rights will have the same rights and privileges.  The provisions of separate Offerings need not be identical, but each Offering will include (through incorporation of the provisions of the Plan by reference in the document comprising the Offering or otherwise) the period during which the Offering will be effective, which period will not exceed 27 months beginning with the Offering Date, and the substance of the provisions contained in Sections 5 through 8, inclusive.

(b)                                 If a Participant has more than one Purchase Right outstanding under the Plan, unless he or she otherwise indicates in forms delivered to the Company: (i) each form will apply to all of his or her Purchase Rights under the Plan; and (ii) a Purchase Right with a lower exercise price (or an earlier-granted Purchase Right, if different Purchase Rights have identical exercise prices) will be exercised to the fullest possible extent before a Purchase Right with a higher exercise price (or a later-granted Purchase Right if different Purchase Rights have identical exercise prices) will be exercised.

(c)                                  The Board will have the discretion to structure an Offering so that if the Fair Market Value of the shares of Common Stock on the first Trading Day of a new Purchase Period within that Offering is less than or equal to the Fair Market Value of the shares of Common Stock on the Offering Date, then (i) that Offering will terminate immediately as of that first Trading Day, and (ii) the Participants in such terminated Offering will be automatically enrolled in a new Offering beginning on the first Trading Day of such new Purchase Period.

5.                                      ELIGIBILITY.

(a)                                 Purchase Rights may be granted only to Employees of the Company or, as the Board may designate in accordance with Section 2(b), to Employees of a Related Corporation or an Affiliate.  Except as provided in Section 5(b), an Employee will not be eligible to be granted Purchase Rights unless, on the Offering Date, the Employee has been in the employ of the Company, a Related Corporation or an Affiliate, as the case may be, for such continuous period preceding such Offering Date as the Board may require, but in no event will the required period of continuous employment be equal to or greater than two years.  In addition, the Board may (unless prohibited by law) provide that no Employee will be eligible to be granted Purchase Rights under the Plan unless, on the Offering Date, such Employee’s customary employment with the Company, the Related Corporation or the Affiliate is more than 20 hours per week and more than five months per calendar year or such other criteria as the Board may determine consistent with Section 423 of the Code (or other applicable law in the case of the Non-423 Component).

(b)                                 The Board may provide that each person who, during the course of an Offering, first becomes an Eligible Employee will, on or after the day on which such person becomes an Eligible Employee, receive a Purchase Right under that Offering, which Purchase Right will thereafter be deemed to be a part of that Offering.  Such Purchase Right will have the same characteristics as any Purchase Rights originally granted under that Offering, as described herein, except that:

(i)                                    the date on which such Purchase Right is granted will be the “Offering Date” of such Purchase Right for all purposes, including determination of the exercise price of such Purchase Right;

(ii)                                the period of the Offering with respect to such Purchase Right will begin on its Offering Date and end coincident with the end of the original Offering; and

(iii)                            the Board may provide that if such person first becomes an Eligible Employee within a specified period of time before the end of the Offering, he or she will not receive any Purchase Right under that Offering.

(c)                                  No Employee will be eligible for the grant of any Purchase Rights if, immediately after any such Purchase Rights are granted, such Employee owns stock possessing five percent or more of the total combined voting power or value of all classes of stock of the Company or of any Related Corporation (unless otherwise required by law).  For purposes of this Section 5(c), the rules of Section 424(d) of the Code will apply in determining the stock ownership of any Employee, and stock which such Employee may purchase under all outstanding Purchase Rights and options will be treated as stock owned by such Employee.

(d)                                 As specified by Section 423(b)(8) of the Code, an Eligible Employee may be granted Purchase Rights only if such Purchase Rights, together with any other rights granted under all Employee Stock Purchase Plans of the Company and any Related Corporations, do not permit such Eligible Employee’s rights to purchase stock of the Company or any Related Corporation to accrue at a rate which exceeds $25,000 of Fair Market Value of such stock (determined at the time such rights are granted, and which, with respect to the Plan, will be determined as of their respective Offering Dates) for each calendar year in which such rights are outstanding at any time.

(e)                                  Officers of the Company and any Designated Company, if they are otherwise Eligible Employees, will be eligible to participate in Offerings under the Plan.  Notwithstanding the foregoing, the Board may (unless prohibited by law) provide in an Offering that Employees who are highly compensated Employees within the meaning of Section 423(b)(4)(D) of the Code will not be eligible to participate.

6.                                      PURCHASE RIGHTS; PURCHASE PRICE.

(a)                                 On each Offering Date, each Eligible Employee will be granted a Purchase Right under the applicable Offering to purchase up to that number of shares of Common Stock purchasable either with a percentage or with a maximum dollar amount, as designated by the Board with respect to the Offering.

(b)                                 The Board will establish one or more Purchase Dates during an Offering on which Purchase Rights granted for that Offering will be exercised and shares of Common Stock will be purchased in accordance with such Offering.

(c)                                  In connection with each Offering made under the Plan, the Board may specify (i) a maximum number of shares of Common Stock that may be purchased by any Participant on any Purchase Date during such Offering, (ii) a maximum aggregate number of shares of Common Stock that may be purchased by all Participants pursuant to such Offering and/or (iii) a maximum aggregate number of shares of Common Stock that may be purchased by all Participants on any Purchase Date under the Offering.  If the aggregate purchase of shares of Common Stock issuable upon exercise of Purchase Rights granted under the Offering would exceed any such maximum aggregate number, then, in the absence of any Board action otherwise, a pro rata (based on each Participant’s accumulated Contributions) allocation of the shares of Common Stock available will be made in as nearly a uniform manner as will be practicable and equitable.

(d)                                 The purchase price of shares of Common Stock acquired pursuant to Purchase Rights will be not less than the lesser of:

(i)                                    an amount equal to 85% of the Fair Market Value of the shares of Common Stock on the applicable Offering Date; and

(ii)                                an amount equal to 85% of the Fair Market Value of the shares of Common Stock on the applicable Purchase Date.

7.                                      PARTICIPATION; WITHDRAWAL; TERMINATION.

(a)                                 An Eligible Employee may elect to authorize payroll deductions as the means of making Contributions by completing and delivering to the Company, within the time specified in the Offering, an enrollment form provided by the Company. The enrollment form will specify the amount of Contributions not to exceed the maximum amount specified by the Board. Each Participant’s Contributions will be credited to a bookkeeping account for such Participant under the Plan and will be deposited with the general funds of the Company except where applicable law requires that Contributions be deposited with a third party or otherwise segregated. If permitted in the Offering, a Participant may begin making such Contributions on the first payroll date occurring on or after the Offering Date (and, in the case of a payroll date that occurs after the end of the prior Offering but before the Offering Date of the next new Offering, Contributions from such payroll period will be included in the new Offering).  If permitted in the Offering, a Participant may thereafter reduce (including to zero) or increase his or her Contributions.  If required under applicable law or if specifically provided in the Offering, in addition to or instead of making Contributions by payroll deductions, a Participant may make Contributions through the payment by cash or check or wire transfer prior to a Purchase Date, in the manner directed by the Company.

(b)                                 If permitted in the Offering, during an ongoing Offering, a Participant may cease making Contributions and withdraw from the Offering by delivering to the Company a withdrawal form provided by the Company.  The Company may impose a deadline before a Purchase Date for withdrawing.  Upon such withdrawal, such Participant’s Purchase Right in that Offering will immediately terminate and the Company will distribute to such Participant all of his or her accumulated but unused Contributions.  A Participant’s withdrawal from that Offering will have no effect upon his or her eligibility to participate in any other Offerings under the Plan, but the Participant will be required to deliver a new enrollment form to participate in future Offerings.

(c)                                  Unless otherwise required by applicable law, Purchase Rights granted pursuant to any Offering under the Plan will terminate immediately if the Participant either (i) is no longer an Employee for any reason or for no reason or (ii) is otherwise no longer eligible to participate. The Company will distribute to such individual all of his or her accumulated but unused Contributions, without interest (unless otherwise required by applicable law).

(d)                                 During a Participant’s lifetime, Purchase Rights will be exercisable only by such Participant.  Purchase Rights are not transferable by a Participant, except by will, by the laws of descent and distribution, or, if permitted by the Company, by a beneficiary designation as described in Section 10.

(e)                                  The Company has no obligation to pay interest on Contributions, unless otherwise required by applicable law.

8.                                      EXERCISE OF PURCHASE RIGHTS.

(a)                                 On each Purchase Date, each Participant’s accumulated Contributions will be applied to the purchase of shares of Common Stock, up to the maximum number of shares of Common Stock permitted by the Plan and the applicable Offering, at the purchase price specified in the Offering.  No fractional shares will be issued unless specifically provided for in the Offering.

(b)                                 If any amount of accumulated Contributions remains in a Participant’s account after the purchase of shares of Common Stock on the final Purchase Date of an Offering, then such remaining amount will not roll over to the next Offering and will instead be distributed in full to such Participant after the final Purchase Date, without interest (unless otherwise required by applicable law).

(c)                                  No Purchase Rights may be exercised to any extent unless the shares of Common Stock to be issued upon such exercise under the Plan are covered by an effective registration statement pursuant to the Securities Act and the Plan is in material compliance with all applicable laws.  If on a Purchase Date the shares of Common Stock are not so registered or the Plan is not in such compliance, no Purchase Rights will be exercised on such Purchase Date, and the Purchase Date will be delayed until the shares of Common Stock are subject to such an effective registration statement and the Plan is in material compliance, except that the Purchase Date will in no event be more than 27 months from the Offering Date.  If, on the Purchase Date, as delayed to the maximum extent permissible, the shares of Common Stock are not registered and the Plan is not in material compliance with all applicable laws, no Purchase Rights will be exercised and all accumulated but unused Contributions will be distributed to the Participants without interest (unless otherwise required under applicable local law).

9.                                      COVENANTS OF THE COMPANY.

The Company will seek to obtain from each federal, state, foreign or other regulatory commission or agency having jurisdiction over the Plan such authority as may be required to grant Purchase Rights and issue and sell shares of Common Stock thereunder unless doing so would be an unreasonable cost to the Company compared to the potential benefit to Eligible Employees which the Company will determine at its discretion.  If, after commercially reasonable efforts, the Company is unable to obtain the authority that counsel for the Company deems necessary for the grant of Purchase Rights or the lawful issuance and sale of Common Stock under the Plan, and at a commercially reasonable cost, the Company will be relieved from any liability for failure to grant Purchase Rights and/or to issue and sell Common Stock upon exercise of such Purchase Rights.

10.                               DESIGNATION OF BENEFICIARY.

(a)                                 The Company may, but is not obligated to, permit a Participant to submit a form designating a beneficiary who will receive any shares of Common Stock and/or Contributions from the Participant’s account under the Plan if the Participant dies before such shares and/or Contributions are delivered to the Participant.  The Company may, but is not obligated to, permit the Participant to change such designation of beneficiary. Any such designation and/or change must be on a form approved by the Company.

(b)                                 If a Participant dies, in the absence of a valid beneficiary designation, the Company will deliver any shares of Common Stock and/or Contributions to the executor or administrator of the estate of the Participant.  If no executor or administrator has been appointed (to the knowledge of the Company), the Company, in its sole discretion, may deliver such shares of Common Stock and/or Contributions to the Participant’s spouse, dependents or relatives, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

11.                               ADJUSTMENTS UPON CHANGES IN COMMON STOCK; CORPORATE TRANSACTIONS.

(a)                                 On a Capitalization Adjustment, the Board will appropriately and proportionately adjust: (i) the class(es) and maximum number of securities subject to the Plan pursuant to Section 3(a); (ii) the class(es) and number of securities subject to, and the purchase price applicable to outstanding Offerings and Purchase Rights; and (iii) the class(es) and number of securities that are the subject of the purchase limits under each ongoing Offering.  The Board will make these adjustments, and its determination will be final, binding and conclusive.

(b)                                 On a Corporate Transaction, then: (i) any surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company) may assume or continue outstanding Purchase Rights or may substitute similar rights (including a right to acquire the same consideration paid to the stockholders in the Corporate Transaction) for outstanding Purchase Rights; or (ii) if any surviving or acquiring corporation (or its parent company) does not assume or continue such Purchase Rights or does not substitute similar rights for such Purchase Rights, then the Participants’ accumulated Contributions will be used to purchase shares of Common Stock within ten business days prior to the Corporate Transaction under the outstanding Purchase Rights, and the Purchase Rights will terminate immediately after such purchase.

12.                               AMENDMENT, TERMINATION OR SUSPENSION OF THE PLAN.

(a)                                 The Board may amend the Plan at any time in any respect the Board deems necessary or advisable.  However, except as provided in Section 11(a) relating to Capitalization Adjustments, stockholder approval will be required for any amendment of the Plan for which stockholder approval is required by applicable law or listing requirements, including any amendment that either (i) materially increases the number of shares of Common Stock available for issuance under the Plan, (ii) materially expands the class of individuals eligible to become Participants and receive Purchase Rights, (iii) materially increases the benefits accruing to Participants under the Plan or materially reduces the price at which shares of Common Stock may be purchased under the Plan, (iv) materially extends the term of the Plan, or (v) expands the types of awards available for issuance under the Plan, but in each of (i) through (v) above only to the extent stockholder approval is required by applicable law or listing requirements.

(b)                                 The Board may suspend or terminate the Plan at any time.  No Purchase Rights may be granted under the Plan while the Plan is suspended or after it is terminated.

(c)                                  Any benefits, privileges, entitlements and obligations under any outstanding Purchase Rights granted before an amendment, suspension or termination of the Plan will not be materially impaired by any such amendment, suspension or termination except (i) with the consent of the person to whom such Purchase Rights were granted, (ii) as necessary to comply with any laws, listing requirements, or governmental regulations (including, without limitation, the provisions of Section 423 of the Code and the regulations and other interpretive guidance issued thereunder relating to Employee Stock Purchase Plans) including without limitation any such regulations or other guidance that may be issued or amended after the Effective Date, or (iii) as necessary to obtain or maintain favorable tax, listing, or regulatory treatment.  To be clear, the Board may amend outstanding Purchase Rights without a Participant’s consent if such amendment is necessary to ensure that the Purchase Right and/or the Plan complies with the requirements of Section 423 of the Code.

13.                               CODE SECTION 409A; TAX QUALIFICATION.

(a)                                 Purchase Rights granted under the 423 Component are intended to be exempt from the application of Section 409A of the Code under Treasury Regulations Section 1.409A-1(b)(5)(ii).  Purchase Rights granted under the Non-423 Component to U.S. taxpayers are intended to be exempt from the application of Section 409A of the Code under the short-term deferral exception and any ambiguities will be construed and interpreted in accordance with such intent.  Subject to Section 13(b) hereof, Purchase Rights granted to U.S. taxpayers under the Non-423 Component will be subject to such terms and conditions that will permit such Purchase Rights to satisfy the requirements of the short-term deferral exception available under Section 409A of the Code, including the requirement that the shares subject to a Purchase Right be delivered within the short-term deferral period.  Subject to Section 13(b) hereof, in the case of a Participant who would otherwise be subject to Section 409A of the Code, to the extent the Board determines that a Purchase Right or the exercise, payment, settlement or deferral thereof is subject to Section 409A of the Code, the Purchase Right will be granted, exercised, paid, settled or deferred in a manner that will comply with Section 409A of the Code, including U.S. Department of Treasury regulations and other interpretive guidance issued thereunder, including, without limitation, any such regulations or other guidance that may be issued after the adoption of the Plan.  Notwithstanding the foregoing, the Company will have no liability to a Participant or any other party if the Purchase Right that is intended to be exempt from or compliant with Section 409A of the Code is not so exempt or compliant or for any action taken by the Board with respect thereto.

(b)                                 Although the Company may endeavor to (i) qualify a Purchase Right for favorable tax treatment under the laws of the United States or jurisdictions outside of the United States or (ii) avoid adverse tax treatment (e.g., under Section 409A of the Code), the Company makes no representation to that effect and expressly disavows any covenant to maintain favorable or avoid unfavorable tax treatment, notwithstanding anything to the contrary in this Plan, including Section 13(a) hereof.  The Company will be unconstrained in its corporate activities without regard to the potential negative tax impact on Participants under the Plan.

14.                               EFFECTIVE DATE OF PLAN.

The Plan will become effective on the Effective Date.  No Purchase Rights will be exercised unless and until the Plan has been approved by the stockholders of the Company, which approval must be within 12 months before or after the Adoption Date (or if required under Section 12(a) above, materially amended) by the Board.

15.                               MISCELLANEOUS PROVISIONS.

(a)                                 Proceeds from the sale of shares of Common Stock pursuant to Purchase Rights will constitute general funds of the Company.

(b)                                 A Participant will not be deemed to be the holder of, or to have any of the rights of a holder with respect to, shares of Common Stock subject to Purchase Rights unless and until the Participant’s shares of Common Stock acquired upon exercise of Purchase Rights are recorded in the books of the Company (or its transfer agent).

(c)                                  The Plan and Offering do not constitute an employment contract.  Nothing in the Plan or in the Offering will in any way alter the at-will nature of a Participant’s employment, if applicable, or be deemed to create in any way whatsoever any obligation on the part of any Participant to continue in the employ of the Company or a Related Corporation or an Affiliate, or on the part of the Company or a Related Corporation or an Affiliate to continue the employment of a Participant.

(d)                                 The provisions of the Plan will be governed by the laws of the State of New York without resort to that state’s conflicts of laws rules.

(e)                                  If any particular provision of the Plan is found to be invalid or otherwise unenforceable, such provision will not affect the other provisions of the Plan, but the Plan will be construed in all respects as if such invalid provision were omitted.

16.                               DEFINITIONS.

As used in the Plan, the following definitions will apply to the capitalized terms indicated below:

(a)                                 “423 Component”  means the part of the Plan, which excludes the Non-423 Component, pursuant to which Purchase Rights that satisfy the requirements for Employee Stock Purchase Plans may be granted to Eligible Employees.

(b)                                 “Adoption Date” means the date the Plan is adopted by the Board.

(c)                                  “Affiliate” means any branch or representative office of a Related Corporation, as determined by the Board, whether now or hereafter existing.

(d)                                 “Board” means the Board of Directors of the Company.

(e)                                  “Capitalization Adjustment” means any change that is made in, or other events that occur with respect to, the Common Stock subject to the Plan or subject to any Purchase Right after the Adoption Date without the receipt of consideration by the Company through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, large nonrecurring cash dividend, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other similar equity restructuring transaction, as that term is used in Financial Accounting Standards Board Accounting Standards Codification Topic 718 (or any successor thereto).  Notwithstanding the foregoing, the conversion of any convertible securities of the Company will not be treated as a Capitalization Adjustment.

(f)                                   “Code” means the U.S. Internal Revenue Code of 1986, as amended.

(g)                                 “Committee” means a committee of one or more members of the Board to whom authority has been delegated by the Board.

(h)                                 “Common Stock” means the common stock of the Company, par value $0.01 per share.

(i)                                    “Company” means Tremor Video, Inc., a Delaware corporation.

(j)                                    “Contributions” means the payroll deductions and other additional payments specifically provided for in the Offering that a Participant contributes to fund the exercise of a Purchase Right. A Participant may make additional payments into his or her account if specifically provided for in the Offering, and then only if the Participant has not already had the maximum permitted amount withheld during the Offering through payroll deductions.

(k)                                 “Corporate Transaction” means the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events:

(i)                                    the consummation of a sale or other disposition of all or substantially all, as determined by the Board in its sole discretion, of the consolidated assets of the Company and its Subsidiaries;

(ii)                                the consummation of a sale or other disposition of at least 90% of the outstanding securities of the Company;

(iii)                            the consummation of a merger, consolidation or similar transaction following which the Company is not the surviving corporation; or

(iv)                             the consummation of a merger, consolidation or similar transaction following which the Company is the surviving corporation but the shares of Common Stock outstanding immediately preceding the merger, consolidation or similar transaction are converted or exchanged by virtue of the merger, consolidation or similar transaction into other property, whether in the form of securities, cash or otherwise.

To the extent required for compliance with Section 409A of the Code, in no event will an event be deemed a Corporate Transaction if such transaction is not also a “change in the ownership or effective control of” the Company or “a change in the ownership of a substantial portion of the assets of” the Company as determined under Treasury Regulations Section 1.409A-3(i)(5) (without regard to any alternative definition thereunder).

(l)                                    “Designated Non-423 Corporation” means any Related Corporation or Affiliate selected by the Board as eligible to participate in the Non-423 Component.

(m)                             “Designated Company” means a Designated Non-423 Corporation or Designated 423 Corporation.

(n)                                 “Designated 423 Corporation” means any Related Corporation selected by the Board as eligible to participate in the 423 Component.

(o)                                 “Director” means a member of the Board.

(p)                                 “Effective Date” means the effective date of this Plan, which is June 16, 2014, the date of the 2014 Annual Meeting of Stockholders.

(q)                                 “Eligible Employee” means an Employee who meets the requirements set forth in the document(s) governing the Offering for eligibility to participate in the Offering, provided that such Employee also meets the requirements for eligibility to participate set forth in the Plan.

(r)                                  “Employee” means any person, including an Officer or Director, who is treated as an employee in the records of the Company or a Related Corporation (including an Affiliate).  However, service solely as a Director, or payment of a fee for such services, will not cause a Director to be considered an “Employee” for purposes of the Plan.

(s)                                   “Employee Stock Purchase Plan” means a plan that grants Purchase Rights intended to be options issued under an “employee stock purchase plan,” as that term is defined in Section 423(b) of the Code.

(t)                                    “Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

(u)                                 “Fair Market Value” means, as of any date, the value of the Common Stock determined as follows:

(i)                                    If the Common Stock is listed on any established stock exchange or traded on any established market, the Fair Market Value of a share of Common Stock will be the closing sales price for such stock as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in the Common Stock) on the date of determination, as reported in such source as the Board deems reliable.  Unless otherwise provided by the Board, if there is no closing sales price for the Common Stock on the date of determination, then the Fair Market Value will be the closing sales price on the last preceding date for which such quotation exists.

(ii)                                In the absence of such markets for the Common Stock, the Fair Market Value will be determined by the Board in good faith in compliance with applicable laws.

(v)                                 “Non-423 Component” means the part of the Plan, which excludes the 423 Component, pursuant to which Purchase Rights that are not intended to satisfy the requirements for Employee Stock Purchase Plans may be granted to Eligible Employees.

(w)                               “Offering” means the grant to Eligible Employees of Purchase Rights, with the exercise of those Purchase Rights automatically occurring at the end of one or more Purchase Periods. The terms and conditions of an Offering will generally be set forth in the “Offering Document” approved by the Board for that Offering.

(x)                                 “Offering Date” means a date selected by the Board for an Offering to commence.

(y)                                 “Officer” means a person who is an officer of the Company or a Related Corporation within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(z)                                  “Participant” means an Eligible Employee who holds an outstanding Purchase Right.

(aa)                          “Plan” means the Tremor Video, Inc. 2014 Employee Stock Purchase Plan, including both the 423 and Non-423 Components, as amended from time to time.

(bb)                          “Purchase Date” means one or more dates during an Offering selected by the Board on which Purchase Rights will be exercised and on which purchases of shares of Common Stock will be carried out in accordance with such Offering.

(cc)                            “Purchase Period” means a period of time specified within an Offering, generally beginning on the Offering Date or on the first Trading Day following a Purchase Date, and ending on a Purchase Date.  An Offering may consist of one or more Purchase Periods.

(dd)                          “Purchase Right” means an option to purchase shares of Common Stock granted pursuant to the Plan.

(ee)                            “Related Corporation” means any “parent corporation” or “subsidiary corporation” of the Company whether now or subsequently established, as those terms are defined in Sections 424(e) and (f), respectively, of the Code.

(ff)                              “Securities Act” means the U.S. Securities Act of 1933, as amended.

(gg)                          “Trading Day” means any day on which the exchange(s) or market(s) on which shares of Common Stock are listed, including but not limited to the NYSE, Nasdaq Global Select Market, the Nasdaq Global Market, the Nasdaq Capital Market or any successors thereto, is open for trading.

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. TREMOR VIDEO, INC. M74897-P53436 TREMOR VIDEO, INC. 53 WEST 23RD ST. NEW YORK, NY 10010 2. To approve the Tremor Video, Inc. 2014 Employee Stock Purchase Plan. NOTE: In their discretion, the proxyholders are authorized to vote upon such other business as may properly come before the meeting and any adjournment or postponement thereof. Warren Lee 1. Election of Director Nominee: VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on June 15, 2014. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on June 15, 2014. Have your proxy card in hand when you call and then follow the instructions. There is no charge for this call. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. The Board of Directors recommends you vote FOR the following nominee: ! ! ! The Board of Directors recommends you vote FOR proposal 2. For Withhold For Against Abstain ! ! ! ! ! 3. To ratify the selection of Ernst & Young LLP as Tremor Video's independent registered public accounting firm for the year ending December 31, 2014. The Board of Directors recommends you vote FOR proposal 3. For Against Abstain

TREMOR VIDEO, INC. Annual Meeting of Stockholders June 16, 2014 10:00 AM EDT This proxy is solicited by the Board of Directors The undersigned stockholder(s) hereby revoke(s) all previous proxies, acknowledge(s) receipt of the notice of the 2014 Annual Meeting of Stockholders of Tremor Video, Inc. and the accompanying proxy statement, and hereby appoint(s) Adam Lichstein, Todd Sloan and Aaron Saltz, or any of them, as proxies of the undersigned, each with the power to appoint his substitute, and hereby authorize(s) them, or any of them, to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of Tremor Video, Inc. that the undersigned stockholder(s) is/are entitled to vote at the 2014 Annual Meeting of Stockholders of Tremor Video, Inc. to be held at 10:00 AM EDT on June 16, 2014 at the offices of Cooley LLP, 1114 Avenue of the Americas, 46th Floor, New York, NY 10036, and any adjournment or postponement thereof. The shares represented by this proxy, when properly executed, will be voted in the manner directed by the stockholder, with discretionary authority as to any and all other matters that may properly come before the meeting. If no such direction is made, the proxyholders will have the authority to vote FOR the nominee listed in Proposal No. 1, FOR Proposal No. 2 and FOR Proposal No. 3. Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice, Proxy Statement and Annual Report are available at www.proxyvote.com. Continued and to be signed on reverse side M74898-P53436